UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.___ )

Filed by Registrant ☑ Filed by a Party other than the Registrant ☐

Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

NETGEAR, INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)

☑	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
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NETGEAR, INC.
_______________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Thursday, June 1, 2017
10:00 a.m. Pacific Daylight Time

To Our Stockholders:
The 2017 Annual Meeting of Stockholders of NETGEAR, Inc. will be held on Thursday, June 1, 2017, at 10:00 a.m. Pacific Daylight Time at our executive offices at 350 East Plumeria Drive, San Jose, California 95134 for the following purposes:

1.	To elect nine (9) directors to serve until the next Annual Meeting of Stockholders;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.	To approve the non-binding advisory proposal regarding executive compensation;

4.	To approve the non-binding advisory proposal regarding the frequency of the advisory vote on executive compensation;

5.	To approve our board of directors' proposal to amend our Certificate of Incorporation and Bylaws to allow stockholders to request special stockholder meetings;

6.	To vote on a proposal submitted by a stockholder regarding special stockholder meetings, if properly presented at the meeting; and

7.
To transact such other business as may properly come before the annual meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Stockholders who owned shares of our stock at the close of business on Monday, April 3, 2017 are entitled to attend and vote at the meeting. A complete list of these stockholders will be available during normal business hours for 10 days prior to the meeting at our headquarters located at 350 East Plumeria Drive, San Jose, California 95134. A stockholder may examine the list for any legally valid purpose related to the meeting. The list also will be available during the annual meeting for inspection by any stockholder present at the meeting.
We are pleased to continue to take advantage of the Securities and Exchange Commission's rules that allow issuers to furnish proxy materials to their stockholders over the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the annual meeting.
Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. If you received or requested printed proxy materials, you may vote by mailing a proxy or voting instruction card. If you received a Notice Regarding the Availability of Proxy Materials (the “Notice”), you may vote over the Internet. Please review the instructions on each of your voting options described in the proxy materials, as well as the Notice if you received one.

For the Board of Directors of
NETGEAR, INC.

Patrick C.S. Lo
Chairman and Chief Executive Officer
San Jose, California
April ●, 2017

YOUR VOTE IS IMPORTANT
PLEASE VOTE AS PROMPTLY AS POSSIBLE.

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COMPENSATION DISCUSSION AND ANALYSIS	20
COMPENSATION COMMITTEE REPORT	29
EXECUTIVE COMPENSATION TABLES	30
STOCK OWNERSHIP INFORMATION	37
Security Ownership of Certain Beneficial Owners and Management	37
Section 16(a) Beneficial Ownership Reporting Compliance	39
PROPOSAL FIVE - APPROVAL OF THE BOARD'S PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION AND BYLAWS TO ALLOW STOCKHOLDERS TO REQUEST SPECIAL STOCKHOLDER MEETINGS	40
Vote Required and Board of Directors' Recommendation	42
PROPOSAL SIX - STOCKHOLDER PROPOSAL REGARDING SPECIAL STOCKHOLDER MEETINGS	43
Vote Required and Board of Directors' Recommendation	44
OTHER MATTERS	45
APPENDIX A - PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	A-1
APPENDIX B - PROPOSED AMENDED AND RESTATED BYLAWS	B-1

ii

NETGEAR, INC.
_______________

PROXY STATEMENT FOR THE
2017 ANNUAL MEETING OF STOCKHOLDERS
_______________

GENERAL INFORMATION

The enclosed Proxy is solicited on behalf of the Board of Directors of NETGEAR, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders. The Board of Directors has made these materials available to you on the Internet or in printed proxy materials in connection with the solicitation of proxies for use at its 2017 Annual Meeting of Stockholders, which will take place at 10:00 a.m. Pacific Daylight Time on Thursday, June 1, 2017 at its executive offices located at 350 East Plumeria Drive, San Jose, California 95134.
This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information you may find useful in determining how to vote and describes the voting procedures.
We use several abbreviations in this proxy statement. We may refer to our Company as “NETGEAR,” “we,” “us” or “our.” The term “proxy materials” includes this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2016, as well as the proxy or voter instruction card if you received or requested printed proxy materials.
We are mailing the proxy materials on or about April ●, 2017 to all of our stockholders as of the record date, April 3, 2017. Stockholders who owned NETGEAR common stock at the close of business on April 3, 2017 are entitled to attend and vote at the annual meeting. On the record date, approximately 32,898,681 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding. We had 21 stockholders of record as of the record date and our common stock was held by approximately 19,064 beneficial owners.
You may also view this proxy statement, as well as our Annual Report on Form 10-K for the year ended December 31, 2016, online at the following address: http://materials.proxyvote.com/64111Q.

Notice Regarding the Availability of Proxy Materials
Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to the proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials (the “Notice”) to some of our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the proxy materials and on the website referred to in the Notice. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

Voting Procedures
As a stockholder, you have the right to vote on certain business matters affecting us. The six (6) proposals that will be presented at the annual meeting, and upon which you are being asked to vote, are discussed in the sections entitled “Proposal One,” “Proposal Two,” “Proposal Three,” “Proposal Four,” “Proposal Five” and "Proposal Six." Each share of NETGEAR common stock you own entitles you to one vote.

Methods of Voting
Voting by Mail. If you received or requested printed proxy materials, then by signing and returning the proxy or voter instruction card according to the enclosed instructions, you are enabling our Chairman and Chief Executive Officer, Patrick C.S. Lo, and our Chief Financial Officer, Christine M. Gorjanc, who are named on the proxy as “proxies and attorneys-in-fact,” to vote your shares as proxy holders at the meeting in the manner you indicate. We encourage you to sign and return the proxy or voter instruction card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

Your shares will be voted in accordance with the instructions you indicate on the proxy or voter instruction card. If you submit the proxy or voter instruction card, but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the director nominees identified in Proposal One;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	FOR the non-binding advisory proposal regarding executive compensation;

•	FOR the vote every year in the non-binding advisory proposal regarding the frequency of the advisory vote on executive compensation;

•	FOR the approval of the Board's proposal to amend our Certificate of Incorporation and Bylaws to allow stockholders to request special stockholder meetings; and

•	AGAINST the stockholder proposal regarding special stockholder meetings.
Voting over the Internet. If you received the Notice (as described above), you can vote by proxy over the Internet by following the instructions provided on the Notice.
Voting in Person at the Meeting. If you plan to attend the annual meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name, but if you wish to vote at the meeting, you will need to bring with you to the annual meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.
To reduce the expenses of delivering duplicate voting materials to our stockholders who may have more than one NETGEAR stock account, we are delivering only one set of the voting materials to certain stockholders who share an address unless otherwise requested. For stockholders receiving printed proxy materials, a separate proxy card is included in the voting materials for each of these stockholders. If you share an address with another stockholder and have received only one set of voting materials, you may request a separate copy of these materials at no cost to you by writing our Corporate Secretary at NETGEAR, Inc., 350 East Plumeria Drive, San Jose, California 95134, or calling our Corporate Secretary at (408) 907-8000. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by writing or calling our Corporate Secretary. You may receive a copy of NETGEAR's Annual Report on Form 10-K for the year ended December 31, 2016 including the Consolidated Financial Statements, schedules and list of exhibits, and any particular exhibit specifically requested by sending a written request to NETGEAR, Inc., 350 East Plumeria Drive, San Jose, California 95134, Attn: Corporate Secretary.

Revoking Your Proxy
You may revoke your proxy at any time before it is voted at the annual meeting. In order to do this, you may do any of the following:

•	sign and return another proxy bearing a later date;

•
provide written notice of the revocation to the Company's Corporate Secretary, at NETGEAR, Inc., 350 East Plumeria Drive, San Jose, California 95134, prior to the time we take the vote at the annual meeting; or

•	attend the meeting and vote in person.

Quorum Requirement
A quorum, which is a majority of our outstanding shares as of the record date, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting, if you vote over the Internet, or if you submit a properly executed proxy or voter instruction card.

Votes Required for Each Proposal
The vote required, and method of calculation for the proposals to be considered at the annual meeting, are as follows:
Proposal One - Election of Directors. The nine (9) director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. You may vote (i) “for” all nominees, (ii) “withhold” for all nominees or (iii) “withhold” for certain nominees by indicating the name(s) of such nominees on your proxy or voter instruction card. Pursuant to our corporate governance guidelines, it is our policy that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall submit his or her offer of resignation for consideration by our Nominating and Corporate Governance Committee and our Board of Directors. The election of directors pursuant to this proposal is an uncontested election, and therefore, this majority voting policy will apply.
Proposal Two - Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2017. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the shares present at the annual meeting and entitled to vote, in person or by proxy. You may vote “for,” “against,” or “abstain” from voting on this proposal.
Proposal Three - Approval of the Non-Binding Advisory Proposal Regarding Executive Compensation. Approval of the non-binding advisory proposal regarding executive compensation will require the affirmative vote of a majority of the shares present at the annual meeting and entitled to vote, in person or by proxy. You may vote “for,” “against,” or “abstain” from voting on this proposal.
Proposal Four - Approval of the Non-Binding Advisory Vote on Frequency of Advisory Vote on Executive Compensation. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the non-binding frequency for the advisory vote on executive compensation approved by stockholders. You may vote “for” (i) one year, (ii) two years, (iii) three years, or “abstain” from voting on this proposal.
Proposal Five - Approval of the Board's Proposal to Amend our Certificate of Incorporation and Bylaws to Allow Stockholders to Request Special Stockholder Meetings. Approval of the Board's proposal to amend out Certificate of Incorporation and Bylaws to all stockholders to request special stockholder meetings will require the affirmative vote of a majority of the shares outstanding and entitled to vote. You may vote “for,” “against,” or “abstain” from voting on this proposal.
Proposal Six - Stockholder Proposal Regarding Special Stockholder Meetings. Approval of the stockholder proposal regarding special stockholder meetings will require the affirmative vote of a majority of the shares present at the annual meeting and entitled to vote, in person or by proxy. You may vote “for,” “against,” or “abstain” from voting on this proposal.

Abstentions
If you return a proxy or voter instruction card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on Proposals Two, Three, Four, Five or Six, your abstention will have the same effect as a vote against such Proposal(s).

Broker Non-Votes
A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner as to how to vote on that proposal. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal One), the approval of the advisory vote regarding our executive compensation (Proposal Three), the approval of the advisory vote regarding the frequency of the advisory vote on executive compensation (Proposal Four), the approval of the Board's proposal to amend our Certificate of Incorporation and Bylaws to allow stockholders to request special stockholder meetings (Proposal Five) and the stockholder proposal regarding special stockholder meetings (Proposal Six). If you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote for Proposal One, Proposal Three, Proposal Four, Proposal Five or Proposal Six, no votes will be cast on your behalf for those Proposals.
Your bank, broker or other nominee will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal Two).

Proxy Solicitation Costs
We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. We expect our Corporate Secretary, Andrew W. Kim, to tabulate the proxies and act as inspector of the election. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Deadline for Receipt of Stockholder Proposals or Director Nominations for 2018 Annual Meeting
As a stockholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals by our stockholders intended to be presented for consideration at our 2018 Annual Meeting must be received by us no later than December ●, 2017 (120 calendar days prior to the anniversary of the mailing date of this proxy statement), in order that they may be included in the proxy statement and form of proxy related to that meeting. The submission of the stockholder proposal does not guarantee that it will be included in our 2018 proxy statement.
The Securities and Exchange Commission rules establish a different deadline with respect to discretionary voting for stockholder proposals that are not intended to be included in a company's proxy statement. The proxy card grants the proxy holders discretionary authority to vote on any matter raised at the annual meeting. The discretionary vote deadline for our 2018 Annual Meeting is March ●, 2018, which is 45 calendar days prior to the anniversary of the mailing date of this proxy statement. If a stockholder gives notice of a proposal after the discretionary vote deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2018 Annual Meeting.
In addition, our amended and restated bylaws establish an advance notice procedure with regard to specified matters, including stockholder proposals and director nominations, which are proposed to be properly brought before an annual meeting of stockholders. To be timely, a stockholder's notice shall be delivered no less than 120 days prior to the date of the annual meeting specified in the proxy statement provided to stockholders in connection with the preceding year's annual meeting, which is February ●, 2018 in connection with our 2018 Annual Meeting. In the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder must be received not later than the 10th business day following the day notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first.
In 2016, we amended our amended and restated bylaws to permit a stockholder, or group of up to 50 stockholders, owning continuously for at least three years shares of our common stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in our proxy statement director nominees constituting up to the greater of two directors or 20% of the total number of directors then serving on our Board of Directors, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in our amended and restated bylaws. Notice of such “proxy access” director nominees for our 2018 Annual Meeting must be received no earlier than November ●, 2017 (150 calendar days prior to the anniversary of the filing date of this definitive proxy statement) and no later than December ●, 2017 (120 calendar days prior to the anniversary of the filing date of this definitive proxy statement).
A stockholder's notice shall include the information required by our amended and restated bylaws. A copy of the full text of our amended and restated bylaws is available in the investor relations section of our website at www.netgear.com. Proposals or nominations should be sent to our Corporate Secretary, c/o NETGEAR, Inc., 350 East Plumeria Drive, San Jose, California 95134.

Stockholder Communications to Directors
Stockholders may communicate directly with any of our directors by writing to them c/o NETGEAR, Inc., 350 East Plumeria Drive, San Jose, California 95134. Unless the communication is marked “confidential,” our Corporate Secretary will monitor these communications and provide appropriate summaries of all received messages to the Chairperson of our Nominating and Corporate Governance Committee. Any stockholder communication marked “confidential” will be logged as “received” but will not be reviewed by the Corporate Secretary. Such confidential correspondence will be immediately forwarded to the Chairperson of the Nominating and Corporate Governance Committee for appropriate action. Where the nature of a communication concerns questionable accounting or auditing matters, such communication will be directed to the Audit Committee and our Corporate Secretary will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in the Company's records.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees
The nine (9) nominees for election at the Annual Meeting of Stockholders are Patrick C.S. Lo, Jocelyn E. Carter-Miller, Ralph E. Faison, Jef T. Graham, Gregory J. Rossmann, Barbara V. Scherer, Julie A. Shimer, Grady K. Summers and Thomas H. Waechter. If elected, they will each serve as a director until the Annual Meeting of Stockholders in 2018, and until their respective successors are elected and qualified or until their earlier resignation or removal.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for election of all of the director nominees, all of whom currently serve as directors. In the event the nominees are unable or decline to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. We are not aware that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of the nominees listed above.

Information Concerning the Nominees and Incumbent Directors

The names of the nominees and certain biographical information about them as of April 3, 2017 are set forth below:

Name	Age	Office	Director Since
Patrick C.S. Lo	60	Chairman and Chief Executive Officer/Nominee	2000
Jocelyn E. Carter-Miller	59	Director/Nominee	2009
Ralph E. Faison	58	Director/Nominee	2003
Jef T. Graham	61	Director/Nominee	2005
Gregory J. Rossmann	55	Director/Nominee	2002
Barbara V. Scherer	61	Director/Nominee	2011
Julie A. Shimer	64	Director/Nominee	2007
Grady K. Summers	40	Director/Nominee	2016
Thomas H. Waechter	64	Director/Nominee	2014
Patrick C.S. Lo is our co-founder and has served as our Chairman and Chief Executive Officer since March 2002. Mr. Lo founded NETGEAR with Mark G. Merrill with the singular vision of providing the appliances to enable everyone in the world to connect to the high speed internet for information, communication, business transactions, education, and entertainment. From 1983 until 1995, Mr. Lo worked at Hewlett-Packard Company, where he served in various management positions in sales, technical support, product management, and marketing in the U.S. and Asia. Mr. Lo was named the Ernst & Young National Technology Entrepreneur of the Year in 2006. Mr. Lo received a B.S. degree in electrical engineering from Brown University. Mr. Lo's experience as a founder and Chief Executive Officer of the Company gives him unique insights into the Company's challenges, opportunities and operations.
Jocelyn E. Carter-Miller has served as one of our directors since January 2009. From 2004 to the present, Ms. Carter-Miller has served as President of TechEdVentures, Inc., a consulting and management firm that develops and markets high-performance personal and community empowerment programming. From February 2002 until March 2004, Ms. Carter-Miller served as Executive Vice President and Chief Marketing Officer of Office Depot, Inc. Prior to that, she spent a decade with Motorola, initially as a Director of Marketing and Network Service Quality, Vice President and GM of International Networks Division Latin America and EMEA Operations and ultimately as Corporate Vice President and Chief Marketing Officer. She also spent eight years at Mattel in marketing, product development and strategic business planning roles. Ms. Carter-Miller is a member of the Board of Directors of the Principal Financial Group, Inc., the Interpublic Group of Companies, Inc. and a non-profit organization. Ms. Carter-Miller is a NACD Directorship 100 recipient. Ms. Carter-Miller holds a B.A. degree in Accounting from the University of Illinois and an M.B.A. from the University of Chicago. Ms. Carter-Miller provides in-depth understanding of marketing to home users and small businesses based on her extensive marketing and executive experience. Her experience on the boards of large public companies provides important perspective of governance and other practices to be applied to NETGEAR.

Ralph E. Faison has served as one of our directors since August 2003. Mr. Faison currently is a private investor. Mr. Faison served as the President and Chief Executive Officer and member of the Board of Directors of Pulse Electronics Corporation, a public company and manufacturer of electronic components, from January 2011 to July 2014, including Chairman of the Board from March 2011 to July 2014. From February 2003 to December 2007, Mr. Faison served as Chief Executive Officer of Andrew Corporation, a public company and a manufacturer of communications equipment and systems, and from June 2002 to December 2007, Mr. Faison also served as President and a director of Andrew Corporation. From June 2002 to February 2003, Mr. Faison served as Chief Operating Officer of Andrew Corporation. From June 2001 to June 2002, Mr. Faison served as President and Chief Executive Officer of Celiant Corporation, a manufacturer of power amplifiers and wireless radio frequency systems, which was acquired by Andrew Corporation in June 2002. From October 1997 to June 2001, Mr. Faison was Vice President of the New Ventures Group at Lucent Technologies, a communications service provider, and from 1995 to 1997, he was Vice President of advertising and brand management at Lucent Technologies. Prior to joining Lucent, Mr. Faison held various positions at AT&T, a voice and data communications company, including as Vice President and General Manager of AT&T's wireless business unit and manufacturing Vice President for its consumer products unit in Bangkok, Thailand. Mr. Faison received a B.A. degree in Marketing from Georgia State University and an M.S. degree in Management as a Sloan Fellow from Stanford University. Mr. Faison has extensive experience in managing a large international company. He is well versed in the complex manufacturing and distribution systems of an international company. As a recent public company chairman and chief executive officer, he advises the Company on many aspects of public company management.
Jef T. Graham has served as one of our directors since July 2005. Since September 2016, Mr. Graham has served as Chairman and Chief Executive Officer of Console Connect Inc., a provider of global direct connect solutions. From February 2015 to August 2016, Mr. Graham was a private investor. From January 2006 to January 2015, Mr. Graham served as the Chairman and Chief Executive Officer of RGB Networks, Inc., a provider of video and bandwidth management products. From July 2005 until January 2006, Mr. Graham served as the Executive Vice President, Application Products Group, of Juniper Networks, Inc., a provider of IP networking and security products. From October 2001 to July 2005, Mr. Graham served as the President and Chief Executive Officer of Peribit Networks Inc., a provider of wide area network optimization appliances, which was acquired by Juniper Networks. Before Peribit, Mr. Graham served as the Senior Vice President of the commercial and consumer business units for 3Com Corporation, where he managed networking and connectivity product offerings. From 1993 to 1995, he served as the Chief Executive Officer of Trident Systems, a document management systems integrator. Mr. Graham also worked for Hewlett-Packard Company for 15 years, including ten years in sales and marketing around the world and as general manager of both a hardware and a software division. Mr. Graham holds a B.A. with Honors in Business Studies from Sheffield Hallam University in the United Kingdom. Mr. Graham has in-depth understanding of networking technology products as well as our markets and channels. He also has rich contacts and relationships in the Silicon Valley technology community, which assists the Company in cultivating business relationships and recruiting.
Gregory J. Rossmann has served as one of our directors since February 2002. Since April 2016, Mr. Rossmann has served as a General Partner at Oak Investment Management, a late stage growth and private equity investor. From February 2009 to March 2016, Mr. Rossmann was a private investor. From November 2007 to January 2009, Mr. Rossmann served as a Managing Director of The Carlyle Group, a private equity firm. From April 2000 to November 2007, Mr. Rossmann served as a Managing Director of Pequot Capital Management, Inc., a private equity firm. From April 1994 to April 2000, Mr. Rossmann served as Managing Director and partner at Broadview International, an investment banking firm. From June 1991 to April 1994, he worked at Dynatech Corporation, a technology holding company, where he served as manager of new business development. Prior to that, he was a co-founder of Telemaster Corporation. Mr. Rossmann is a director of several private companies. Mr. Rossmann received a B.S. degree in Electrical Engineering from the University of Cincinnati and an M.B.A. from Santa Clara University. Mr. Rossmann's extensive technology, private equity, and investment banking experience allows him to provide the Company with unique perspectives and advice on global markets, corporate development, and acquisition initiatives.
Barbara V. Scherer has served as one of our directors since August 2011. Ms. Scherer currently is a private investor. Ms. Scherer was Senior Vice President, finance and administration and chief financial officer of Plantronics, Inc., a global leader in audio communication devices for businesses and consumers, from 1998 to 2012. In this position, she was responsible for all aspects of the company's financial management, as well as information technology, legal and investor relations. She was Vice President, finance and administration and chief financial officer of Plantronics from 1997 to 1998. Prior to Plantronics, Ms. Scherer held various executive management positions spanning eleven years in the disk drive industry, was an associate with The Boston Consulting Group, and was a member of the corporate finance team at ARCO in Los Angeles. Ms. Scherer currently serves on the Board of Directors of ANSYS, Inc., a publicly traded engineering simulation software and services company, as well as the Board of Directors of Ultra Clean Holdings, Inc., a publicly traded developer and supplier of systems for the semiconductor capital equipment, flat panel, medical, energy and research industries. From 2004 through 2010, she served as a director of Keithley Instruments, Inc., a publicly traded test and measurement company, until its acquisition by Danaher Corporation. She also has experience serving on the boards of non-profit organizations. Ms. Scherer received B.A. degrees from the University of California at Santa Barbara and her M.B.A. from the School of Management at Yale University. With extensive hands-on experience in senior management roles with technology growth companies as well as public company board and audit committee service, Ms. Scherer provides the Company with practical and strategic insight into complex financial reporting and management issues as well as significant operational expertise.
Julie A. Shimer, Ph.D. has served as one of our directors since March 2007. Dr. Shimer currently is a private investor. Dr. Shimer was the immediate past president and Chief Executive Officer of Welch Allyn, a leading manufacturer of frontline medical products and solutions, from March 2007 to April 2012. Prior to Welch Allyn, Dr. Shimer served as president and Chief Executive Officer of Vocera Communications, a provider of wireless communications systems enabling instant voice communication among mobile workers for companies, from September 2001 through February 2007. Dr. Shimer also previously held executive positions at 3Com Corporation from January 2000 through August 2001, most recently serving as vice president and general manager of its networking products. Before joining 3Com, she held executive positions at Motorola, Inc., a wireless and broadband communications company, from 1993 through 1999, where she was vice president and general manager for the paging division, and prior to that post, vice president of its semiconductor products section. Dr. Shimer worked for AT&T Bell Laboratories and Bethlehem Steel Company before joining Motorola. Dr. Shimer is a member of the Board of Directors of Windstream Holdings, Corp. and a member of the Board of Directors of Halyard Health, Inc. Dr. Shimer is also a member of the Society of Women Engineers and the Institute of Electrical and Electronics Engineers. Dr. Shimer holds a B.S. degree in Physics from Rensselaer Polytechnic Institute and Master's and Doctorate degrees in Electrical Engineering from Lehigh University. Dr. Shimer has extensive experience in the management of development and selling of technology products. She provides important perspectives in business management of these activities. As a past chief executive officer of a large private company, she provides guidance in overall business management to the Company's executives.
Grady K. Summers has served as one of our directors since January 2016. Mr. Summers is Executive Vice President and Chief Technology Officer of FireEye, Inc., a leading provider of comprehensive cybersecurity solutions for detecting, preventing and resolving advanced cyber-attacks, where he oversees the global CTO team and Product Management. He joined FireEye through its acquisition of Mandiant in 2014. At Mandiant, Mr. Summers served as the Vice President of Strategic Solutions and led the company’s strategic consulting and customer success divisions. Prior to Mandiant, from 2010 to 2012, Mr. Summers was a principal at Ernst & Young. Before E&Y, from 1999 to 2010, he held various roles at General Electric, most recently as the Chief Information Security Officer overseeing a large global information security organization. Mr. Summers holds an MBA from Columbia University and a B.S. in computer systems from Grove City College in Pennsylvania. As a current chief technology officer of a public company, Mr. Summers provides the Company with extensive technology experience and strategic insight.
Thomas H. Waechter has served as one of our directors since December 2014. Mr. Waechter currently is a private investor. From January 2009 to August 2015, Mr. Waechter served as President, Chief Executive Officer and a member of the board of directors of JDS Uniphase Corporation (now Viavi Solutions Inc.), a leading provider of communications test and measurement solutions and optical products. He previously served as Executive Vice President and President of the Communications Test & Measurement Group of JDS Uniphase Corp. from 2007 until becoming Chief Executive Officer. Prior to that, Mr. Waechter held a wide variety of executive positions, including Chief Operating Officer at Harris Stratex Networks (now Aviat Networks, Inc.), President and Chief Executive Officer at Stratex Networks, President and Chief Executive Officer at REMEC Corporation and President and Chief Executive Officer of Spectrian Corporation. Additionally, he held a number of global executive-level positions during his 14-year career with Schlumberger Ltd. He holds a Bachelor of Business Administration from The College of William and Mary. As a recent chief executive officer of a public company and as a prior senior executive in a variety of highly relevant technology companies and international industries, Mr. Waechter provides the Company with extensive operational, strategic and executive management experience.

Vote Required and Board of Directors' Recommendation
The nine (9) nominees receiving the greatest number of votes of the shares present and entitled to vote at the annual meeting will be elected as directors. Stockholders are not entitled to cumulative voting in the election of directors. Pursuant to our corporate governance guidelines, it is our policy that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall submit his or her offer of resignation for consideration by our Nominating and Corporate Governance Committee and our Board of Directors. The election of directors pursuant to this proposal is an uncontested election, and therefore, this majority voting policy will apply. Our Board of Directors has unanimously approved each of the director nominees listed above and recommends that stockholders vote “FOR” the election of these nominees.

Board and Committee Meetings
Our Board of Directors held a total of seven meetings during 2016. In addition, we strongly encourage the attendance of members of our Board of Directors at the annual meeting. At the 2016 Annual Meeting of Stockholders, all of our then-continuing directors attended in person.
There are no family relationships between any director or executive officer. Our Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees. Other than Mr. Lo, each member of our Board of Directors meets the independence standards of Rule 5602(a)(2) of the listing standards of the Marketplace Rules of the NASDAQ Stock Market and applicable independence rules of the Securities and Exchange Commission.
In 2016, all of our directors attended at least 88% of the meetings of our Board of Directors and any applicable committee on which they served while they were members of our Board of Directors or the applicable committee.

Committee	Year of Inception	Members at the End of 2016	Committee Functions		Meetings Held in 2016
Audit	2000	Barbara V. Scherer (Chair) Jocelyn E. Carter-Miller Jef T. Graham Grady K. Summers	●	Reviews internal accounting procedures	9
			●	Appoints independent registered public accounting firm
			●	Reviews annual audit plan of the independent auditor, the results of the independent audit, and the report and recommendations of the independent auditor
			●	Evaluates the adequacy of our internal financial and accounting processes and controls
			●	Determines investment policy and oversees its implementation

Compensation	2000	Thomas H. Waechter (Chair) (1) Jocelyn E. Carter-Miller Ralph E. Faison Gregory J. Rossmann	●	Administers our equity plans	6
			●	Reviews and approves compensation of directors and officers, and makes recommendations to the Board with respect thereto
			●	Reviews and recommends general policies relating to compensation and benefits

Nominating and Corporate Governance	2004	Julie A. Shimer (Chair) Ralph E. Faison Gregory J. Rossmann Thomas H. Waechter	●	Recommends nomination of Board members	6
			●	Assists with succession planning for executive management positions
			●	Oversees and evaluates Board performance
			●	Evaluates composition, organization and governance of the Board and its committees
(1) In June 2016, Mr. Waechter was appointed as Chair of the Compensation Committee.

Audit Committee
Our Board of Directors first adopted a written charter for the Audit Committee in August 2000. A copy of our current amended and restated Audit Committee charter is available in the investor relations section of our website at www.netgear.com. Our Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission. None of the members of the Audit Committee is an employee of NETGEAR. Ms. Scherer serves as Chair of our Audit Committee.

Compensation Committee
Our Board of Directors first adopted a written charter for the Compensation Committee in August 2000. A copy of our current amended and restated Compensation Committee charter is available in the investor relations section of our website at www.netgear.com. Our Board of Directors has determined that all members of the Compensation Committee meet the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the 1934 Act, the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the independence standards of the applicable NASDAQ Marketplace Rules. The Compensation Committee may form and delegate authority to subcommittees (consisting solely of Compensation Committee members) when appropriate. Mr. Waechter serves as Chair of our Compensation Committee.

Nominating and Corporate Governance Committee
Our Board of Directors formed a Nominating and Corporate Governance Committee and adopted its written charter in April 2004. A copy of our current amended and restated Nominating and Corporate Governance Committee charter is available in the investor relations section of our website at www.netgear.com. None of the members of the Nominating and Corporate Governance Committee is an employee of NETGEAR. Dr. Shimer serves as Chair of our Nominating and Corporate Governance Committee.

Policy for Director Recommendations and Nominations
The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by members of our Board of Directors, management and stockholders. It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to our Board of Directors from stockholders who have provided the following written information: the candidate's name; home and business contact information; detailed biographical data and qualifications; information regarding any relationships between the candidate and NETGEAR within the last three years; and evidence of the nominating person's ownership or beneficial ownership of NETGEAR stock and amount of stock holdings. The Nominating and Corporate Governance Committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by our Board of Directors, individual Board members or management.
In addition, a stockholder may nominate a person directly for election to our Board of Directors at an annual meeting of our stockholders provided they meet the requirements set forth in our amended and restated bylaws and the rules and regulations of the Securities and Exchange Commission related to stockholder proposals. The process for properly submitting a stockholder proposal, including a proposal to nominate a person for election to our Board of Directors at an annual meeting (either for inclusion in our proxy statement via “proxy access” or not for inclusion in our proxy statement), is described above in the section entitled “General Information - Deadline for Receipt of Stockholder Proposals or Director Nominations for 2018 Annual Meeting.”
Where the Nominating and Corporate Governance Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Nominating and Corporate Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board or management. In its evaluation of director candidates, including the members of our Board of Directors eligible for re-election, the Nominating and Corporate Governance Committee considers, among other factors:

•	the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board; and

•	such factors as judgment, independence, character and integrity, area of expertise, diversity of experience, length of service, and actual or potential conflicts of interest.
With respect to diversity, the Nominating and Corporate Governance Committee also focuses on various factors such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints.
In connection with its evaluation, the Nominating and Corporate Governance Committee determines whether it will interview potential nominees. After completing the evaluation and review, the Nominating and Corporate Governance Committee may nominate the nominee(s) for election to our Board of Directors.

Corporate Governance Policies and Practices
We maintain a corporate governance page in the investor relations section of our website at www.netgear.com. This website includes, among other items, profiles of all of our directors and officers, charters of each committee of the Board, our corporate governance guidelines, our code of ethics, the information regarding our whistleblower policy, and our director and officer stock ownership guidelines.
Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the NASDAQ Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•
A majority of the members of the Board are independent directors, as defined by the NASDAQ Marketplace rules. Independent directors do not receive consulting, legal or other fees from us other than standard Board and Committee compensation.

•	Dr. Shimer serves as the lead independent outside director.

•	The independent directors of the Board meet regularly without the presence of management.

•
The Board has adopted a code of ethics that is applicable to all of our employees, officers and directors. This code is intended to deter wrongdoing and promote ethical conduct. Directors, officers and employees are required to complete annual surveys relating to their knowledge of any violation of legal requirements or the code of ethics, including any violations of our anti-corruption compliance policy. We will post any amendments to, or waivers from, our code of ethics on our website.

•
Directors stand for re-election every year. Pursuant to our corporate governance guidelines, it is our policy that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall submit his or her offer of resignation for consideration by our Nominating and Corporate Governance Committee and our Board of Directors.

•	The Audit, Compensation, and Nominating and Corporate Governance Committees each consist entirely of independent directors.

•	The charters of the Board committees clearly establish their respective roles and responsibilities.

•	At least annually, the Board reviews our business initiatives, capital projects and budget matters.

•	The Audit Committee reviews and approves all related party transactions.

•	The Board has implemented a process of periodic self-evaluation of the Board and its Committees.

•
As part of our Whistleblower Policy, we have made a “whistleblower” hotline available to anyone, including all employees, for anonymous reporting of financial or other concerns. The Audit Committee receives directly, without management participation, all hotline activity reports, including complaints on accounting, internal controls or auditing matters.

•	Directors are encouraged to attend our annual meeting. While their attendance is not required, at the 2016 Annual Meeting of Stockholders, all of our then-continuing directors attended in person.

•
Directors and officers are encouraged to hold and own common stock of the Company to further align their interests and actions with the interest of our stockholders, pursuant to our director and officer stock ownership guidelines.

•
Under our insider trading policy, directors and employees, including our executive officers, are prohibited from hedging or pledging of the Company's securities and from investing in derivatives of the Company's securities.

Related Party Transactions
Review, approval or ratification of transactions with related parties
We, or one of our subsidiaries, may occasionally enter into transactions with certain “related parties.” Related parties include our executive officers, directors, nominees for directors, or 5% or more beneficial owners of our common stock and immediate family members of these persons. We refer to transactions in which the related party has a direct or indirect material interest as “related party transactions.” Each related party transaction must be reviewed and approved by the Audit Committee of the Board of Directors prior to the entering into of such transaction.
The Audit Committee considers all relevant factors when determining whether to approve a related party transaction including, without limitation, the following:

•	the extent of the related party's interest in the related party transaction;

•	the aggregate value of the related party transaction;

•	the benefit to the Company; and

•
whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

2016 Related Party Transactions
We have determined that there were no related party transactions to disclose in 2016.

Stockholder Engagement
We believe that effective corporate governance should include regular, constructive conversations with our stockholders. We value our stockholders' continued interest and feedback, and we are committed to maintaining an active dialogue to ensure that we understand our stockholders' priorities and concerns, particularly with respect to our executive compensation practices and corporate governance policies. We endeavor to be accessible to our stockholders to address questions and concerns as they arise, as well as to pro-actively conduct outreach efforts. Examples of recent outcomes from these efforts include:

•
the final design of our 2016 Equity Incentive Plan, on which we sought specific input from many of our largest institutional stockholders in advance of our 2016 Annual Meeting, where stockholders approved this new equity plan by a significant margin;

•	our Board's decision to pro-actively adopt amendments to our Bylaws in 2016 to implement proxy access, following input from a number of our large institutional stockholders; and

•
our Board's decision to pro-actively propose amendments to our Certificate of Incorporation and Bylaws at our 2015 Annual Meeting to eliminate supermajority stockholder vote requirements and replace them with majority vote requirements.

In addition, as described further under Compensation Discussion and Analysis below, the results of our annual say-on-pay advisory votes have demonstrated consistent and significant support for our approach to executive compensation. We also consistently receive positive feedback from institutional stockholders regarding our corporate governance policies and practices.

Board Leadership Structure
The Board believes that the Company's Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company's business and industry, and most capable of effectively identifying strategic priorities and leading any discussion about the Company's business. The Board and management have different perspectives and roles in strategy development. The Company's independent directors bring experience, oversight and expertise from outside the Company and from industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.
One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with a lead independent director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Lead Independent Director
Dr. Shimer has served as the lead independent director since July 2013. Dr. Shimer also serves as the Chair of the Nominating and Corporate Governance Committee. As the lead independent director, Dr. Shimer has the responsibility of presiding at all executive sessions of the Board, consulting with the Chairman and Chief Executive Officer on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive Officer and advising him or her on the efficiency of the Board meetings, and facilitating teamwork and communication between the non-management directors and management.

Director Compensation
Our non-employee directors receive a $25,000 annual retainer. The chairperson of the Audit Committee is also paid an additional annual retainer of $10,000, and each chairperson of our other committees is also paid an additional annual retainer of $4,000. In addition, the lead independent director receives an additional annual retainer of $15,000. Retainers are paid on a quarterly basis after the end of each quarter.
Our non-employee directors receive $1,000 per meeting attended and are entitled to reimbursement of travel (first-class domestic and business-class international) and other related expenses incurred in connection with their attendance at meetings of the Board of Directors and committee meetings. The chairperson of the Audit Committee receives an additional $1,000 per committee meeting or sub-meeting with management attended, and the chairperson of the Compensation Committee and of the Nominating and Corporate Governance Committee each receives an additional $500 per meeting attended. Meeting fees are aggregated and paid on a quarterly basis after the end of each quarter.
Upon joining the Board, a non-employee director is eligible to receive an initial grant of 8,000 restricted stock units. The restricted stock units will vest 1/3 on each anniversary of the grant date, so that the entire grant will be fully vested over a three year period, subject to continued service through such dates.
On an annual basis, a non-employee director who has been a director for at least six months at the time of our annual stockholder meeting is eligible to receive a grant of a number of restricted stock units equal to $200,000 divided by the closing price of the Company’s common stock on the date of such meeting. These restricted stock units become fully vested on the date of the following year's annual stockholder meeting.
In order to encourage continuing director education, the Nominating and Corporate Governance Committee has also established a budget for director education of $6,000 over any two-year period for each director. Directors serving on multiple boards are encouraged to obtain pro rata reimbursement of their director education expenses from each corporation that they serve.

Risk Management
The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The Board regularly reviews information regarding the Company's credit, liquidity and operations, as well as the risks related thereto. The Company's Compensation Committee is generally responsible for overseeing the management of risks relating to the Company's executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. In addition, the Company has a Risk Committee that reports to the Board at least annually regarding its findings on enterprise risk and the Company's management of this risk. The Risk Committee is led by the Company's internal audit team and is composed of department heads and leaders across the Company. The Risk Committee meets on a regular basis and reviews enterprise risk across the Company's various functional groups.

Fiscal Year 2016 Director Compensation
The following Director Compensation Table sets forth certain information regarding the compensation of our non-employee directors for the 2016 fiscal year.

Name	Fees Earned In Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)
Jocelyn E. Carter-Miller (3)	46,000	199,971	—	245,971
Ralph E. Faison (3)	46,000	199,971	—	245,971
A. Timothy Godwin (4)	19,500	—	—	19,500
Jef T. Graham (3)	40,000	199,971	—	239,971
Gregory J. Rossmann (3)	43,000	199,971	—	242,971
Barbara V. Scherer (3)	60,000	199,971	—	259,971
Julie A. Shimer (3)	58,500	199,971	—	258,471
Grady K. Summers (3)	39,000	490,931	—	529,931
Thomas H. Waechter (3)	47,000	199,971	—	246,971

(1)
The amounts included in the “Stock Awards” column represent the full grant date value of non-option stock awards (restricted stock units) granted in 2016 calculated utilizing the provisions of the authoritative guidance for stock compensation without regard to vesting. For a discussion of the valuation assumptions, see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. As of December 31, 2016, each Director had the following number of restricted stock units outstanding: Jocelyn E. Carter-Miller, 4,394 units; Ralph E. Faison, 4,394 units; A. Timothy Godwin, 0; Jef T. Graham, 4,394 units; Gregory J. Rossmann, 4,394 units; Barbara V. Scherer, 4,394 units; Julie A. Shimer, 4,394 units; Grady K. Summers, 12,394 units; and Thomas H. Waechter, 7,061 units.

(2)
As of December 31, 2016, each Director had the following number of options outstanding: Jocelyn E. Carter-Miller, 0; Ralph E. Faison, 0; A. Timothy Godwin, 0; Jef T. Graham, 0; Gregory J. Rossmann, 1,800; Barbara V. Scherer, 0; Julie A. Shimer, 0; Grady K. Summers, 0; and Thomas H. Waechter, 0.

(3)
On June 3, 2016, each of these directors was issued 4,394 restricted stock units, which vest entirely on the date of the 2017 Annual Meeting of Stockholders. Each grant of these restricted stock units had a grant date fair value of $199,971. There were no stock option awards made to the directors in 2016.

(4)	A. Timothy Godwin did not stand for re-election to the Board of Directors at our 2016 Annual Meeting of Stockholders.
Director Stock Ownership Guidelines
Our Board of Directors has adopted stock ownership guidelines for our directors and executive officers. The guidelines require our directors to own a minimum of 5,000 shares of NETGEAR common stock, including restricted stock, restricted stock units and similar instruments. New directors have a five-year period in which to achieve the required compliance level. Shares owned directly by a director and unvested restricted stock units are counted toward the guidelines. All of our directors are currently in substantial compliance with the guidelines.

Compensation Committee Interlocks and Insider Participation
Our Compensation Committee is responsible for recommending to our Board of Directors salaries, incentives and other forms of compensation for officers and other employees. None of the members of the Compensation Committee is currently or has been at any time an officer or employee of NETGEAR or a subsidiary of NETGEAR. There were no interlocks or insider participation between any member of the Board of Directors or Compensation Committee and any member of the Board of Directors or Compensation Committee of another company.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with its charter, the Audit Committee has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2017 and, with the endorsement of our Board of Directors, recommends to stockholders that they ratify that appointment. PricewaterhouseCoopers LLP served in this capacity for the year ended December 31, 2016. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and be available to answer any appropriate questions.

Audit and Related Fees
The following table is a summary of the fees billed to us by PricewaterhouseCoopers LLP for professional services for the years ended December 31, 2016 and December 31, 2015:

Fee Category	2016 Fees	2015 Fees
Audit Fees	$1,794,075	$1,713,175
Audit-Related Fees	—	5,837
Tax Fees	508,119	369,405
All Other Fees	3,600	3,600
Total Fees	$2,305,794	$2,092,017

Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and internal control over financial reporting and review of our quarterly interim consolidated financial statements, as well as services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.
Audit-Related Fees. Consists of fees billed for consultations in connection with Sarbanes-Oxley compliance, acquisitions, as well as financial accounting and reporting standards.
Tax Fees. Consists of fees billed for professional services including assistance regarding federal, state and international tax compliance and related services, as well as professional services for tax advice and tax planning.
All Other Fees. Consists of fees billed for use of an online accounting research tool provided by PricewaterhouseCoopers LLP.
Before selecting and prior to determining to continue its engagement for 2017 with PricewaterhouseCoopers LLP, the Audit Committee carefully considered PricewaterhouseCoopers LLP's qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee's review also included matters required to be considered under the Securities and Exchange Commission's rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditors' independence will not be impaired. The Audit Committee pre-approves all audit and non-audit services provided by PricewaterhouseCoopers LLP, or subsequently approves non-audit services in those circumstances where a subsequent approval is necessary and permissible. All of the services provided by PricewaterhouseCoopers LLP described under “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were pre-approved by the Audit Committee. The Audit Committee of our Board of Directors has determined that the provision of non-audit related services by PricewaterhouseCoopers LLP is compatible with maintaining the independence of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Vote Required and Board of Directors' Recommendation
Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our amended and restated bylaws or other applicable legal requirement. However, our Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee and Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.
The affirmative vote by a majority of shares present in person or by proxy at the annual meeting and entitled to vote is required to approve this proposal. Our Board of Directors has unanimously approved this proposal and recommends that stockholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the Audit Committee of our Board of Directors shall not be deemed “filed” with the Securities and Exchange Commission or “soliciting material” under the 1934 Act, and shall not be incorporated by reference into any such filings.
The Audit Committee, which currently consists of Barbara V. Scherer, Jocelyn E. Carter-Miller, Jef T. Graham, and Grady K. Summers, evaluates audit performance, manages relations with our independent registered public accounting firm and evaluates policies and procedures relating to internal accounting functions and controls. Our Board of Directors first adopted a written charter for the Audit Committee in September 2000 and most recently amended it in July 2015, which details the responsibilities of the Audit Committee. This report relates to the activities undertaken by the Audit Committee in fulfilling such responsibilities.
The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee oversees NETGEAR's financial reporting process on behalf of our Board of Directors. NETGEAR's management has the primary responsibility for the financial statements and reporting process, including NETGEAR's systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2016. This review included a discussion of the quality and the acceptability of NETGEAR's financial reporting and internal control over financial reporting, including the clarity of disclosures in the financial statements.
The Audit Committee also reviewed with NETGEAR's independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of NETGEAR's audited financial statements with U.S. generally accepted accounting principles ("GAAP"), their judgments as to the quality and the acceptability of NETGEAR's financial reporting and such other matters required to be discussed with the Audit Committee under generally accepted auditing standards in the United States, including those described in Auditing Standard No. 1301, "Communications with Audit Committees," as adopted and as may be amended from time to time by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm such auditors' independence from management and NETGEAR, including the matters in such written disclosures required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence.
The Audit Committee further discussed with NETGEAR's independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss any significant matters regarding internal control over financial reporting that have come to their attention during the audit, and to discuss the overall quality of NETGEAR's financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors and our Board of Directors approved that the audited financial statements and disclosures under “Management's Discussion and Analysis of Financial Condition and Results of Operations” be included in the Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on February 24, 2017.

Respectfully submitted by:

THE AUDIT COMMITTEE

BARBARA V. SCHERER (CHAIR)
JOCELYN E. CARTER-MILLER
JEF T. GRAHAM
GRADY K. SUMMERS

PROPOSAL THREE
APPROVAL OF NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Executive compensation is an important matter for NETGEAR and our stockholders. This proposal gives our stockholders the opportunity to cast an advisory vote to approve compensation to our Named Executive Officers set forth in the Summary Compensation Table.
Our executive compensation programs aim to address a number of objectives, such as attracting and retaining highly qualified executive officers, rewarding individual contribution, loyalty, teamwork and integrity, and motivating our Named Executive Officers to achieve returns for our stockholders. We believe our compensation program is strongly aligned with the long-term interests of our stockholders. Furthermore, we believe that the various elements of our executive compensation program combine to promote our goal of ensuring that total compensation should be related to both NETGEAR's performance and individual performance.
We urge you to carefully read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement for additional information regarding our executive compensation, including our compensation philosophy and objectives, and the 2016 compensation of the Named Executive Officers. The following highlights important aspects of executive compensation with respect to our Named Executive Officers in fiscal year 2016:

•	Approximately 77% of total compensation for our Named Executive Officers is variable and tied to achievement of internal performance targets or Company performance;

•	We granted long-term equity awards that link the interests of our Named Executive Officers with those of our stockholders;

•	Named Executive Officers are not entitled to any tax gross-up treatment on any severance, change-of-control benefits or other benefits; and

•	We have clawback provisions for the executive bonus plan for Named Executive Officers and stock option and restricted stock unit award agreements for Named Executive Officers.
We request stockholder approval of the compensation of our Named Executive Officers as disclosed pursuant to the requirements of Section 14A of the 1934 Act and the Securities and Exchange Commission's compensation disclosure rules (which disclosure includes the CD&A, the compensation tables and the narrative disclosures that accompany the compensation tables). Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

Vote Required and Board of Directors' Recommendation
As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers. Subject to the results of the stockholder advisory vote in Proposal Four, the Company currently anticipates conducting an advisory vote to approve the Company's executive compensation annually. The next such vote would be conducted at our 2018 Annual Meeting of Stockholders.
The affirmative vote by a majority of shares present in person or by proxy at the annual meeting and entitled to vote is required to approve this proposal. Our Board of Directors has unanimously approved this proposal and recommends that stockholders vote “FOR” the approval of the compensation of our Named Executive Officers.

PROPOSAL FOUR
APPROVAL OF NON-BINDING ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in Proposal Three above, our stockholders are being provided the opportunity to cast an advisory vote on our compensation program for Named Executive Officers. The advisory vote in Proposal Three is referred to as a “say-on-pay vote.” This Proposal Four affords stockholders the opportunity to cast an advisory vote on how often we should include a say-on-pay vote in our proxy materials for future annual stockholder meetings (or special stockholder meeting for which the Company must include executive compensation information in the associated proxy statement). Under this Proposal Four, stockholders may vote to have the say-on-pay vote every year, every two years or every three years.
We believe that say-on-pay votes should continue to be conducted every year, as we have done since 2011, so that stockholders may annually express their views on our compensation program for Named Executive Officers. The Compensation Committee, which administers our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of this vote in making its decisions when setting the frequency of the advisory vote on executive compensation.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting when you vote in response to the resolution set forth below:
“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

Vote Required and Board of Directors’ Recommendation
As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making its decisions when setting the frequency of the advisory vote on executive compensation.
The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation approved by stockholders. Our Board of Directors unanimously recommends that stockholders vote to continue to hold say-on-pay votes EVERY YEAR (as opposed to every two years or every three years).

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary
This Compensation Discussion and Analysis provides information about our executive compensation philosophy, the principles that govern our executive compensation program, the key elements of the 2016 executive compensation program for our Named Executive Officers, or NEOs, and how and why our independent Compensation Committee determined the compensation elements that comprised our 2016 executive compensation program. Our NEOs for 2016, which include our principal executive officer, our principal financial officer and our three other most highly compensated executive officers, were:
•Patrick C.S. Lo, Chairman and Chief Executive Officer;
•Christine M. Gorjanc, Chief Financial Officer;
•Michael F. Falcon, Senior Vice President of Worldwide Operations and Support;
•David J. Henry, Senior Vice President of Home Networking; and
•Andrew W. Kim, Senior Vice President of Corporate Development, General Counsel and Secretary.
Compensation Overview
Our independent Compensation Committee makes compensation decisions for our executive officers. The Compensation Committee recognizes our need to retain our NEOs and to motivate them to meet or exceed short-term goals and long-term objectives, while also creating sustainable long-term value for our stockholders. Accordingly, we designed an executive compensation program for 2016 that tied a substantial portion of the NEOs’ compensation directly to achievement of rigorous performance objectives over a sustained period. We believe the compensation program for our NEOs is instrumental in driving our focus on this long-term growth and strong financial performance, particularly because our approach placed a significant percentage of their compensation at-risk and correspondingly rewarded them when they achieved objectives and delivered stockholder value.
The compensation of our NEOs consists of three main elements:
•base salary;
•annual incentive compensation, in the form of a cash bonus; and
•long-term incentive compensation, in the form of restricted stock units, or RSUs, and stock options.
Compensation is based on overall company performance as well as individual performance. We seek to position total compensation for Named Executive Officers at or near the median for our Peer Group, as identified below. We believe all of these factors help us achieve total compensation for our Named Executive Officers that is fair, reasonable and competitive.
For 2016, our NEOs received payments under our annual cash incentive plan based on the Company’s 2016 financial results, and we also granted both option awards and restricted stock unit awards to our NEOs. The charts below depict the total target direct compensation for our Chief Executive Officer and for our other NEOs as a group, based on their 2016 base salaries, target annual cash bonuses and grant date fair value of equity awards (not value actually received), as reported in the applicable Executive Compensation Tables following this Compensation Discussion and Analysis:

2016 Financial and Operational Highlights
We are a global networking company that delivers innovative products to consumers, businesses and service providers. We remain committed to pursuing profitable growth opportunities in each of these segments, while simultaneously maintaining financial discipline and driving innovation through continual investment in research and development. We also have maintained a strong balance sheet and continue to closely manage our expenses, inventory and cash. In 2016, we achieved several notable financial and operational results:

•	Net revenue grew to $1.33 billion from $1.30 billion, an increase of 2.1% compared to 2015;

•
Combined retail and commercial business net revenues grew 19.9% year-over-year in 2016, more than making up for the expected and controlled net revenue decline of 35% in the service provider business, as we continued to shift focus to profitable opportunities;

•	GAAP net income of $75.9 million, compared to $48.6 million for 2015;

•	GAAP operating margin of 8.6% for 2016, compared to 6.6% for 2015;

•	GAAP net income per diluted share of $2.25, compared to $1.44 in 2015;

•	Cash, cash equivalents and short-term investments balance at the end of 2016 of $366.0 million, an increase of $87.7 million over the prior year-end;

•	Several highly successful product introductions in multiple growth categories across our product portfolio;

•	Significant share gain in key markets we serve by providing truly innovative solutions that set us apart from our competition; and

•	Total Shareholder Return for the one-year and three-year periods ending December 31, 2016 was 29.7% and 18.2%, respectively.
General Compensation Philosophy
We compete in an aggressive and dynamic industry and, as a result, we believe that hiring, motivating and retaining quality employees, particularly senior managers, sales personnel and technical personnel, are critical factors to our future success.
Our compensation programs aim to address a number of objectives, including attracting and retaining highly qualified executive officers, rewarding individual contribution, loyalty, teamwork and integrity, and motivating management to achieve returns for our stockholders. The Compensation Committee, as well as our Board of Directors, does not believe that our compensation policies encourage excessive risk taking by our executives or employees. Our programs are geared for short and long-term performance with the goal of increasing stockholder value over the long term. Our executive compensation program impacts all of our employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect executive compensation and incentive programs have on all of our employees.
We believe that the compensation of our executives should reflect their success as a management team in attaining key short-term and long-term operating objectives, such as growth of sales, operating margins and earnings per share, market share, long-term competitive advantage and, ultimately, in attaining and sustaining an increased market price for our common stock. We believe that the performance of our executives in managing the Company, considered in light of general economic conditions, our company and industry, and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, as we expect the price of our stock will reflect our operating performance over the long-term, and ultimately, the management of the Company by our executives.
We annually hold a stockholder advisory vote to approve the compensation of our Named Executive Officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our NEOs at our 2016 Annual Meeting, where approximately 91% of stockholder votes cast were in favor of our say-on-pay resolution. As we evaluated our compensation practices and talent needs throughout 2016, we also were mindful of the strong support our stockholders expressed at our 2015 Annual Meeting, where approximately 93% of stockholder votes cast also were in favor of our say-on-pay resolution. As discussed above under “Proposal One - Stockholder Engagement,” we greatly value regular input from our stockholders, particularly with respect to our executive compensation practices. Consistent with this commitment to engagement, communication and transparency, the Compensation Committee continues to regularly review our executive compensation program to ensure alignment between the interests of our executives and our stockholders. The Compensation Committee considered the results of these recent say-on-pay votes, investor input and current market practices. As a result, our Compensation

Committee retained our philosophy of linking compensation to our operating objectives and the enhancement of stockholder value, and continued our general approach to executive compensation, with an emphasis on short and long-term incentive compensation that rewards our most senior executives when they help deliver on our objectives.
Designing a Competitive Compensation Package
Recruitment and retention of our Named Executive Officers and other executive management require a competitive compensation package. Our Compensation Committee has the responsibility for evaluating the executive compensation plans, policies, and programs and making such recommendations or changes as it deems appropriate. Our Compensation Committee's approach emphasizes fixing total compensation for executives, which consists of base salary and benefits, annual cash incentive and long-term incentive awards, at or near the median of our peer group (the “Peer Group”). The Peer Group was last reviewed and confirmed in the first half of 2015 by Compensation Strategies, Inc., the Compensation Committee's compensation consultant during that time, with input from our Chief Executive Officer and Compensation Committee Chairman. The Peer Group consisted of 18 U.S. publicly traded companies (including three that subsequently were acquired) from the computer peripheral and communications equipment industries of relatively similar annual revenue and market capitalization as compared to us:

ADTRAN, Inc.	Fortinet, Inc.
ARRIS International plc	Infinera Corp.
Aruba Networks, Inc.	Juniper Networks, Inc.
Brocade Communications Systems, Inc.	Logitech International S.A.
Ciena Corporation	NetApp, Inc.
Emulex Corp.	Plantronics, Inc.
Extreme Networks, Inc.	Polycom, Inc.
F5 Networks, Inc.	Quantum Corp.
Finisar Corp.	SanDisk Corp.
For companies within the Peer Group, the median annual revenues at the time of the last review were approximately $1.25 billion, with an average of $2.16 billion. The median market capitalization was $2.38 billion, with an average of $4.20 billion. Statistical analysis was used to adjust all market compensation data to approximate the current annual revenues of the Company given the variation in size of the companies from which compensation data is collected. Statistical regression techniques were used to remove the significant swings that can occur with individual raw data points.
Each element of compensation as well as total compensation are quantified and reviewed to determine the Company's competitiveness compared to the Peer Group. Precise comparisons of some forms of compensation are not possible due to lack of data or different valuation approaches for compensation that is contingent, of uncertain duration or not dollar or share-based. Therefore, certain comparisons are based on observations generally rather than comparison survey data. When data is not current through the most recent year, estimates are made to update values and public and private survey information was also used as a supplement to the data. For 2016 executive compensation purposes, the Compensation Committee continued to rely on the applicable Peer Group compensation data collected in the previous year, although all amounts were increased slightly to account for general increases in the market over the prior year.
In determining the appropriate individual compensation levels for Named Executive Officers, the Compensation Committee considers the Peer Group compensation data as well as the individual's tenure, experience, skills, and individual and Company performance. Compensation levels for all Named Executive Officers, except our CEO, are developed by the Compensation Committee in consultation with our CEO and an independent third-party compensation consultant. The Compensation Committee engages in an active dialogue with our CEO concerning the Company's strategic objectives and performance targets. The Compensation Committee reviews the appropriateness of the financial measures used in the incentive plans and the degree of difficulty in achieving specific performance targets. The Compensation Committee also reviews with our CEO the individual responsibilities, abilities and objectives achieved in the prior year for each of the Named Executive Officers. In the case of the CEO, the Compensation Committee develops its own recommendation with the assistance of its independent compensation consultant in executive session without the CEO, or any other member of management, present. The Compensation Committee then independently reviews and approves the compensation for Named Executive Officers and other executive officers.
Compensation Committee Consultant
The Compensation Committee engaged Compensation Strategies, Inc., an independent third-party compensation consulting firm, during 2016 to assist in confirming the Peer Group and in gathering general industry compensation data. The consultant reports directly to the Compensation Committee but was authorized by the Compensation Committee to work with certain executive officers and employees of the Company. In order to determine and confirm independence, the consultant completes an independence questionnaire provided by the Company. In addition, each director and executive officer of the Company completes an annual questionnaire which includes questions which ask about any actual or potential conflicts or relationship between such individual and the consultant. The consultant conducts regular reviews of total compensation of the Named Executive Officers and members of the Board. The consultant also provides advice with respect to other executive and Board compensation issues that might arise during the year, but otherwise provides no other services to the Company.
Setting the Pay Mix
Total Compensation
The Compensation Committee emphasizes performance-based compensation, which includes elements dependent directly on results, for our executive team. Total cash compensation (i.e., base salary and annual cash incentive) is targeted at or near the median total cash compensation of the Peer Group for Named Executive Officers. Comparing the elements of total target compensation for 2016, base salary comprises approximately 24%, target annual incentive compensation approximately 18%, and long-term incentive compensation approximately 58% of the pay mix. However, we do not have a formal policy allocating between cash and non-cash compensation or between each element of compensation.
For 2016, our target total compensation (i.e., base salary, annual cash incentive and long-term incentives) for Named Executive Officers as a group was above the median for the Peer Group by approximately 7%. This percentage above the median resulted from long-term incentive compensation amounts for Named Executive Officers as a group that were roughly equal to the targeted median of the Peer Group and modestly higher variances in base salary and cash incentive plan amounts from the Peer Group median amounts in these categories. We continue to regularly evaluate our compensation practices and expect to continue to set target total compensation for Named Executive Officers to meet our goal of targeting the median Peer Group amounts in the future.
Base Salary
We generally target base salaries for Named Executive Officers at or near the median of the Peer Group to facilitate a competitive recruitment and retention strategy, with individual variations based on job scope, tenure, retention risk and other factors relevant to the Compensation Committee. Increases in base salary reflect assessed performance, providing a performance link to this fixed compensation. Base salaries are generally reviewed and approved by the Compensation Committee during the second quarter of the year. Accordingly, the Compensation Committee reviewed and determined base salaries for Named Executive Officers to be effective as of July 1, 2016, except for Mr. Lo, whose salary increase was effective as of January 1, 2017 (consistent with our prior practice). The following lists the Named Executive Officer base salary increases approved in 2016:

NEO	Updated Base Salary	Percentage Increase	Effective Date
Patrick C.S. Lo	$850,000	6.25%	January 1, 2017
Christine M. Gorjanc	$530,000	6.00%	July 1, 2016
Michael F. Falcon	$397,500	6.00%	July 1, 2016
David J. Henry	$376,000	12.07%	July 1, 2016
Andrew W. Kim	$387,000	6.03%	July 1, 2016
Each NEO received a base salary increase of approximately 6%, other than Mr. Henry, who received a larger increase due to his recent promotion to senior vice president and an effort to align the base salaries of our product group heads. As a group, the base salaries for Named Executive Officers exceeded the median for the Peer Group by approximately 16%, and we believe this result is generally consistent with our stated goal of targeting the median metrics for the Peer Group.
Annual Incentive Compensation (Cash Bonuses)
2016 Target Cash Bonus. Our Named Executive Officers participate under our annual bonus plan and are eligible to receive a cash bonus primarily based upon the level of annual non-GAAP operating income achieved by the Company relative to a target established at the beginning of the calendar year. We believe that annual non-GAAP operating income is an appropriate measure, as this indicates profitable revenue growth and generally reflects achievement of some of our shorter term objectives for growth in sales, operating margins and earnings per share, and market share. Non-GAAP operating income is equal to our GAAP operating income after excluding amortization of intangible assets, stock-based compensation expense, restructuring and other charges, acquisition-related expense, impact to cost of sales from acquisition accounting adjustments to inventory, litigation reserves, goodwill impairment charges and intangibles impairment charges.

Under the 2016 executive bonus plan, our NEOs were eligible to receive an incentive bonus based upon the level of annual non-GAAP operating income achieved by the Company. The target bonus amounts for our CEO, CFO, product group heads and other executive officers were 115%, 75%, 60% and 50% of their respective fiscal year average base salaries. Bonus amounts for these executive officers would become eligible to be paid based upon the Company achieving a minimum threshold amount of approximately 65% of the non-GAAP operating income plan of $150.0 million, or $97.0 million, for 2016. If 2016 annual non-GAAP operating income exceeded this $97.0 million threshold, then a bonus of 30% of an individual's target bonus would be earned, subject to other bonus plan conditions. If the Company exceeded a secondary target of approximately 85% of the non-GAAP operating income plan, or $127.0 million, then 50% of amounts in excess of this target would be contributed to an additional bonus pool until the bonus pool reached a sufficient level to fund the target bonus amounts for participants in the plan. If there was additional non-GAAP operating income beyond the amount required to fully fund the target bonus amounts, then 50% of such excess amount also would be contributed to the bonus pool, subject to reaching a level sufficient to pay maximum bonus amounts. The maximum bonus amount payable under the bonus plan was 150% of an individual’s target bonus amount, or 172.5%, 112.5%, 90% and 75% of the respective fiscal year average base salaries of our CEO, CFO, product group heads and other executive officers.
The table below shows the 2016 target bonus amount for each NEO as a percentage of base salary and as a corresponding cash amount:

NEO	Target Bonus as a Percentage of Salary	2016 Target Bonus as a Cash Amount
Patrick C.S. Lo	115%	$920,000
Christine M. Gorjanc	75%	$386,250
Michael F. Falcon	50%	$193,125
David J. Henry	60%	$213,450
Andrew W. Kim	50%	$188,000
We believe that these non-GAAP operating income targets were set at appropriate levels based on market and industry expectations at that time and our 2016 annual operating plan reviewed and approved by our Board of Directors, and that each was achievable and not unrealistic. In addition, once the eligible bonus is determined based upon the level of annual non-GAAP operating income achieved, the Compensation Committee also has discretion to reduce such bonus based upon the executive's achievement of his or her individual annual objectives or other factors that the Compensation Committee deems relevant. As a group, the target annual incentive cash bonus amount for the applicable Named Executive Officers was above the median for the Peer Group by approximately 13%. Consistent with our approach, the Peer Group market data generally results in target annual incentive cash bonus amounts being separated into three tiers, namely one for the Chief Executive Officer, one for the Chief Financial Officer and one for the other Named Executive Officers.
2016 Cash Bonus Payments. The Company reported 2016 annual non-GAAP operating income of $153.7 million. Based on this amount exceeding all required bonus plan thresholds, an executive bonus pool was preliminarily calculated in an amount that would have permitted the Compensation Committee to pay our NEOs bonuses equal to approximately 149% of their target bonuses, just short of the maximum allowed by the bonus plan. Based on input from the Board, as well as the Company’s executive management team, the Compensation Committee exercised its discretion to limit all executive bonus payouts to approximately 115% of target. The Company’s management, with input from the Compensation Committee, elected to reallocate a portion of the unused executive bonus pool funds to increase the non-executive employee bonus pool to allow payment of above-target bonuses to eligible non-executive employees relating to the second half of 2016. The Compensation Committee noted that this approach addressed management’s concern with employee perception if the executive bonus percentages actually paid were significantly higher than those paid to employees, as well as management’s desire to share more of the bonus pool among the broader employee base, in recognition of contributions made at all levels toward a very successful year.
In recognition of the Compensation Committee’s decision to limit executives’ bonus amounts, our Board and Compensation Committee believed it was important for both executive retention and recognition purposes to reward our executive officers’ exemplary efforts during 2016 by making supplemental RSU grants to the executives, including the NEOs. As a non-cash expense that would provide additional longer-term retention value, these supplemental RSUs also would contribute to one of the Company’s significant executive compensation objectives. The details of these supplemental RSUs are described below under “Recent 2017 Supplemental Equity Awards.”
As a result, pursuant to the terms of the 2016 executive bonus plan and our Compensation Committee’s determination of final bonus amounts, our Named Executive Officers received bonus payments equal to approximately 115% of their target bonuses. The table below summarizes the target and total cash bonuses paid to our NEOs for 2016:

NEO	Target 2016 Cash Incentive Compensation	Total 2016 Cash Incentive Compensation Paid
Patrick C.S. Lo	$920,000	$1,058,000
Christine M. Gorjanc	$386,250	$444,046
Michael F. Falcon	$193,125	$222,023
David J. Henry	$213,450	$245,315
Andrew W. Kim	$188,000	$216,131

Long-Term Incentive Compensation
2016 Equity Awards. We have provided long-term incentives through our 2003 Stock Plan, our Amended and Restated 2006 Long-Term Incentive Plan (“2006 Plan”) and our 2016 Equity Incentive Plan (“2016 Plan”). Equity grants have been granted in the past under these plans to provide additional incentive to Named Executive Officers to maximize long-term total return to our stockholders. We generally provide an initial grant upon employment commencement and subsequent smaller annual refresh grants. We may grant a mixture of equity grants, including stock options, restricted stock and restricted stock units. Our equity awards generally vest over four years to retain executives and to reward long-term performance. We believe that equity grants are a particularly strong incentive, because they increase in value to our employees as the fair market value of our common stock increases. In the case of restricted stock and restricted stock units, which have immediate underlying value, such awards also provide a retention benefit over the vesting period of the awards. While the annual incentive plan might focus on achievement of shorter-term objectives related to Company performance, we believe equity awards to our Named Executive Officers provide an incentive to reach some of our longer-term objectives and metrics, such as building on our long-term competitive advantages and increasing the market value of our common stock over time.
With respect to the size of the equity awards granted to our Named Executive Officers, the Compensation Committee primarily relies on input from two sources to determine the amount of equity awards to be granted: research from the Compensation Committee consultant and input from our Chief Executive Officer. The Compensation Committee also reviews the then-current status of equity awards available for grant under our equity plan for the current year as well as for the foreseeable future. In addition, the Compensation Committee considers relevant factors, including without limitation the executive's position, the executive's individual performance, the number of equity awards held (if any), and the extent to which those equity awards are vested. Compensation Strategies, Inc. prepares a comprehensive analysis of the equity award practices of our Peer Group. Objectively, we generally target our compensation to be at or near the median for the Peer Group. Our Chief Executive Officer also gives his input on the size of equity grants to be made to the NEOs, other than himself, with a review of the prior year's grants as the baseline starting point and such officer's individual performance for the year. Accordingly, by combining analysis of specific objective data (from both the Peer Group report and the status of equity awards available for grant) with subjective input from our Chief Executive Officer, the Compensation Committee determines an appropriate amount of equity awards to be granted for each Named Executive Officer for the current year.
Equity awards for our Named Executive Officers may be granted pursuant to written consent of the Compensation Committee but are typically granted during in-person meetings, which meetings are scheduled a year in advance to minimize the discretionary selection of grant dates and the appearance of granting options based on the timing of disclosure of material information to the public.
As part of the Company's annual compensation review in the first half of the year, annual equity awards were made to the Named Executive Officers during this period. The Named Executive Officers received a combination of option and restricted stock unit awards. The Company's long-term incentive compensation for Named Executive Officers as a group was above the targeted median of the Peer Group by approximately 1%.
The numbers of shares subject to the annual stock options granted to our NEOs in 2016 were as follows:

NEO	Shares Subject to Option (#)	Grant Date Fair Value ($)
Patrick C.S. Lo	115,000	$1,412,522
Christine M. Gorjanc	35,000	$429,898
Michael F. Falcon	25,000	$307,070
David J. Henry	25,000	$307,070
Andrew W. Kim	25,000	$307,070
The above stock options vest over four years from grant, with 25% of the total award vesting on the first anniversary of the vesting commencement date and the remainder vesting in equal monthly amounts over the following three years.
The numbers of annual RSUs granted to our NEOs in 2016 were as follows:

NEO	RSUs (#)	Grant Date Fair Value ($)
Patrick C.S. Lo	30,000	$1,185,900
Christine M. Gorjanc	15,000	$592,950
Michael F. Falcon	10,000	$395,300
David J. Henry	15,000	$582,150
Andrew W. Kim	10,000	$395,300
The above RSUs vest over four years from grant, with 25% of the total award vesting on each anniversary of the vesting commencement date.
Recent 2017 Supplemental Equity Awards. As noted above, in January 2017, the Compensation Committee granted supplemental RSUs to our executive officers, in recognition of their contributions to the Company’s exceptionally strong performance in 2016, as well as the Compensation Committee’s decision to limit executive cash bonus payments to 115% of target. The size of these RSU awards was calculated formulaically for each executive by dividing (i) the dollar amount of the difference between the preliminarily calculated bonus amount of 149% of target and the 115% of target actually paid to such executive, by (ii) the closing price of the Company’s common stock on the date of grant. The numbers of supplemental RSUs granted to our NEOs in January 2017 were as follows:

NEO	RSUs (#)	Grant Date Fair Value ($)
Patrick C.S. Lo	5,486	$312,702
Christine M. Gorjanc	2,302	$131,214
Michael F. Falcon	1,151	$65,607
David J. Henry	1,272	$72,504
Andrew W. Kim	1,120	$63,840
Because of the unique circumstances behind the decision to grant these supplemental RSUs, the Compensation Committee believed it was appropriate to place a shorter, front-loaded vesting period on the RSUs. The above RSUs vest over three years from grant, with 80% of the total award vesting on the first anniversary of the vesting commencement date and 10% of the total award vesting on each of the second and third anniversaries.
Other Compensation Policies and Information
Employee Benefits and Perquisites
We provide various employee benefit programs to our Named Executive Officers, including health, life and disability insurance, flexible spending accounts, a 401(k) plan and the opportunity to purchase our common stock through payroll deductions at a discounted price through our 2003 Employee Stock Purchase Plan. In addition, we match contributions made by Named Executive Officers to their 401(k) plan up to an amount equal to $3,000 per year. These benefit programs are generally available to all our employees on substantially equal terms.
Clawback Policy
In order to minimize the risk of undue overpayment of cash bonus amounts and granting excessive option and restricted stock unit awards, the Compensation Committee and the Board of Directors in 2010 approved the addition of a clawback provision to the executive bonus plan and to award agreements which apply to the Named Executive Officers. The clawback provision may require a forfeiture of previously paid cash bonus amounts or previously awarded option or restricted stock unit awards in the event that the financial statements of the Company are subsequently restated and if such restated statements would have resulted in less of an actual cash bonus award being paid to Named Executive Officer or less of an actual option or restricted stock unit award being awarded to an Named Executive Officer, if such information had been known at the time the actual award had originally been calculated or determined. Pursuant to the clawback provision, the independent members of the Board of Directors or the Compensation Committee may require, in its discretion, that such Named Executive Officer forfeit and/or repay to the Company the amount by which an actual bonus award previously paid exceeds the lesser pro forma bonus award and the amount by which an actual award previously awarded exceeds the lesser pro forma option or restricted stock unit award, as the case may be. The policy is to put the Company in no worse position had the Compensation Committee known of the restatement of financial statements at the time of the awards. We believe this is a fair and equitable way to address any potential windfall that may benefit a Named Executive Officer in the event that our financial statements are materially inaccurate.
Stock Ownership Guidelines
We have also adopted, effective as of January 1, 2005, stock ownership guidelines for our Named Executive Officers to own and hold common stock of the Company to further align their interests and actions with the interests of our stockholders.

Under the guidelines, our Chief Executive Officer is expected to own approximately six times his annual base salary. Other Named Executive Officers are expected to achieve ownership levels equal to approximately one to three times base salary. Named Executive Officers have a five-year period in which to achieve the required compliance level. Shares owned directly by the executive and unvested restricted stock units are counted toward the guidelines. As of December 31, 2016, all of our NEOs were in compliance with the stock ownership guidelines.
Policy Against Hedging or Pledging NETGEAR Stock
Under our insider trading policy, directors and employees, including our Named Executive Officers, are prohibited from hedging or pledging of the Company's securities and from investing in derivatives of the Company's securities.
Impact of Accounting and Tax Requirements on Compensation
Our Compensation Committee takes accounting and tax considerations into account in designing compensation plans and arrangements for the members of our executive team, other employees and members of our Board of Directors. These considerations include the following:
Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation. Our 2006 Plan and 2016 Plan were structured so that any compensation recognized by an executive officer in connection with the exercise of his or her outstanding options under the plan could qualify as performance-based compensation and will not be subject to the $1 million limitation. In addition, our 2006 Plan and 2016 Plan permit our Compensation Committee to structure equity awards other than stock options as performance based compensation under Section 162(m). In addition, our Executive Bonus Plan allows us to structure our cash incentives that are paid thereunder to qualify for a deduction under Section 162(m). The Compensation Committee, however, periodically reviews applicable tax provisions, such as Section 162(m), and may revise compensation plans from time to time to comply with their rules and to maximize deductibility. Also, while the Compensation Committee believes that structuring compensation to be deductible under Section 162(m) generally is desirable, it may decide that foregoing a tax deduction is desirable to otherwise achieve its performance objectives.
Executive Severance and Change of Control Benefits. The Company does not have a formal executive severance or change in control plan. The severance and change of control benefits that each Named Executive Officer is eligible for is governed by his or her employment agreement, change of control agreement or offer letter with us. The Compensation Committee believes that these agreements and offer letters are an essential element of our Named Executive Officers' compensation packages in order to be competitive with other companies that compete with us for executive officer talent, and also to ensure that our Named Executive Officers feel that they have adequate financial security to manage any circumstances that would obligate us to pay them severance or change in control benefits. Our NEOs are not entitled to any tax “gross-up” treatment on any severance, change-of-control benefits or other benefits. For a more detailed description of these severance and change of control benefits, please see “Executive Compensation-Potential Payments Upon Termination or Change In Control.”
Accounting for Stock-Based Compensation. We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), the standard which governs the accounting treatment of stock-based compensation awards. ASC 718 requires us to measure the compensation expense for all share-based payment awards made to the members of our executive team, other employees and members of our Board of Directors, including options to purchase shares of our common equity securities, based on the grant date “fair value” of these awards. The application of ASC 718 involves significant judgment in the determination of inputs into the Black-Scholes-Merton valuation model that we use to determine the fair value of any options to purchase shares of our common equity securities. These inputs are based on assumptions as to the volatility of the underlying equity securities, risk free interest rates and the expected life of the options. As required by the generally accepted accounting principles in the United States, we review our valuation assumptions at each grant date, and, as a result, our valuation assumptions used to value options granted in future periods may vary from the valuation assumptions we have used previously.
ASC 718 also requires us to recognize the compensation cost of these share-based payment awards in our statements of operations over the period that an executive officer, employee or member of our Board of Directors is required to render service in exchange for the option or other award (which, generally, will correspond to the award's vesting schedule). This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers, employees or members of our Board of Directors may never realize any value from their stock options or other share-based payment awards.
Compensation Risk Assessment
Our Compensation Committee assesses and considers potential risks when reviewing and approving our compensation policies and practices for our executive officers and our employees. We have designed our compensation programs, including our incentive compensation plans, with features to address potential risks while rewarding employees for achieving financial and strategic objectives through prudent business judgment and appropriate risk taking. Based upon its assessment, the Compensation Committee believes that any risks arising from our compensation programs do not create disproportionate incentives for our employees to take risks that could have a material adverse effect on us in the future.

COMPENSATION COMMITTEE REPORT

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Report of the Compensation Committee of our Board of Directors shall not be deemed “filed” with the Securities and Exchange Commission or “soliciting material” under the 1934 Act, and shall not be incorporated by reference into any such filings.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the Compensation Committee's review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors, and the Board of Directors ratified, that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Respectfully submitted by:

THE COMPENSATION COMMITTEE

THOMAS H. WAECHTER (CHAIR)
JOCELYN E. CARTER-MILLER
RALPH E. FAISON
GREGORY J. ROSSMANN

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table
The following Summary Compensation Table sets forth certain information regarding the compensation of our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers for 2016 (our “Named Executive Officers”) for services rendered in all capacities for the years indicated.

Name and Principal Position	Year	Salary	Stock Awards(1) (3)	Option Awards (2) (3)	Non-Equity Incentive Plan Compensation (3)		All Other Compensation		Total
Patrick C.S. Lo, Chairman and Chief Executive Officer	2016	$799,616	$1,185,900	$1,412,522	$1,058,000	(4)	$3,000	(5)	$4,459,038
	2015	$775,000	$782,000	$1,084,698	$267,375		$3,000		$2,912,073
	2014	$762,404	$813,000	$1,199,146	$—		$3,000		$2,777,550
Christine M. Gorjanc, Chief Financial Officer	2016	$514,539	$592,950	$429,898	$444,046	(4)	$3,000	(5)	$1,984,433
	2015	$489,846	$375,360	$324,339	$220,538		$20,783		$1,430,866
	2014	$464,885	$390,240	$358,470	$—		$3,000		$1,216,595
Michael F. Falcon, Senior Vice President of Worldwide Operations and Support	2016	$385,904	$395,300	$307,070	$222,023	(4)	$3,000	(5)	$1,313,297
	2015	$367,385	$218,960	$270,282	$110,268		$3,000		$969,895
	2014	$347,404	$227,640	$298,725	$—		$3,000		$876,769
David J. Henry, Senior Vice President of Home Networking	2016	$354,658	$582,150	$307,070	$245,315	(4)	$3,000	(5)	$1,492,193
Andrew W. Kim, Senior Vice President of Corporate Development, General Counsel and Corporate Secretary	2016	$375,661	$395,300	$307,070	$216,131	(4)	$3,000	(5)	$1,297,162
	2015	$357,385	$218,960	$270,282	$107,268		$3,000		$956,895
	2014	$339,923	$227,640	$298,725	$—		$3,000		$869,288

(1)
The amounts reported in this column represent the aggregate value of the stock awards granted to the Named Executive Officers during 2016, 2015 and 2014, based upon their grant date fair value, as determined in accordance with the share-based payment accounting guidance under ASC 718. As required, the amounts shown exclude the impact of estimated forfeitures.

(2)
The amounts reported in this column represent the aggregate value of option awards granted to the Named Executive Officers during 2016, 2015 and 2014, based upon their grant date fair value, as determined in accordance with the share-based payment accounting guidance under ASC 718. As required, the amounts shown exclude the impact of estimated forfeitures. For a discussion of the valuation assumptions for stock options, see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. Please see the “Grants of Plan-Based Awards” table below for more information regarding the option awards we granted in 2016.

(3)	The amounts set forth in these columns are subject to clawback provisions.

(4)	Represents bonus amount earned under the Company's 2016 executive bonus plan and paid in February 2017.

(5)	Consists of matching contributions under our 401(k) plan that were earned in 2016 and paid in February 2017.

Grants of Plan-Based Awards in Fiscal Year 2016
The following table provides certain information relating to incentive compensation and equity awards granted to, and the range of payouts that were achievable for, each of our Named Executive Officers during the fiscal year ended December 31, 2016. All stock options were granted under our 2006 Plan and 2016 Plan and have a term of ten years, subject to earlier termination in the event that the optionee's services to us cease. Cash awards paid under our annual incentive plan are reflected in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation” for each of our Named Executive Officers. A description of the incentive plans can be found in “Compensation Discussion and Analysis-Incentive Compensation-Annual Incentive Plan.”

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Patrick C.S. Lo	3/24/2016 (2)	$—	$920,000	$1,380,000
	3/24/2016 (3)				—	115,000	$39.53	$1,412,522
	3/24/2016 (4)				30,000	—	$—	$1,185,900
Christine M. Gorjanc	3/24/2016 (2)	$—	$386,250	$579,375
	3/24/2016 (3)				—	35,000	$39.53	$429,898
	3/24/2016 (4)				15,000	—	$—	$592,950
Michael F. Falcon	3/24/2016 (2)	$—	$193,125	$289,688
	3/24/2016 (3)				—	25,000	$39.53	$307,070
	3/24/2016 (4)				10,000	—	$—	$395,300
David J. Henry	1/29/2016 (4)				5,000	—	$—	$186,850
	3/24/2016 (2)	$—	$213,450	$320,175
	3/24/2016 (3)				—	25,000	$39.53	$307,070
	3/24/2016 (4)				10,000	—	$—	$395,300
Andrew W. Kim	3/24/2016 (2)	$—	$188,000	$282,000
	3/24/2016 (3)				—	25,000	$39.53	$307,070
	3/24/2016 (4)				10,000	—	$—	$395,300

(1)
These amounts represent the full grant date value without regard to vesting. See Note 10 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016, regarding assumptions underlying the valuation of option awards. Regardless of the value placed on a stock option on the grant date, the actual economic value of the option to the Named Executive Officer will depend on the market value of the Company's common stock at the date in the future when the option is exercised.

(2)
These potential payouts were pursuant to the terms of the Company's executive bonus plan. The maximum payout that could have been earned by the Named Executive Officers was dependent upon the Company's level of operating income achieved during 2016, and would have been subject to reduction by the Compensation Committee for individual Named Executive Officers based upon the executive's achievement of his or her individual objectives. Notwithstanding the foregoing, a bonus is paid under the terms of the executive bonus plan only if the Company achieves a certain level of operating income.

(3)
25% of the shares subject to these options will vest twelve months after the grant date, and 1/48 of the total shares subject to these options shall vest each month thereafter, subject to the optionee continuing to be a service provider through such dates.

(4)
These restricted stock unit awards will vest in four equal annual installments on the four anniversaries of the last day of the grant month, subject to the recipient continuing to be a service provider through such dates. Upon vesting, each restricted stock unit will entitle the recipient to receive one share of common stock of the Company.

Outstanding Equity Awards at 2016 Fiscal Year-End
The following table provides certain information relating to equity awards held by our Named Executive Officers.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Patrick C.S. Lo	1/11/2008	70,500	—	$28.79	1/11/2018	—		$—
	1/16/2009	90,000	—	$11.41	1/16/2019	—		$—
	2/2/2010	100,000	—	$21.10	2/2/2020	—		$—
	6/13/2010	40,000	—	$20.80	6/13/2020	—		$—
	2/3/2011	100,000	—	$35.32	2/3/2021	—		$—
	4/26/2011	40,000	—	$33.15	4/26/2021	—		$—
	6/6/2012	100,000	—	$31.31	6/6/2022	—		$—
	5/16/2013	97,206	11,304	$32.54	5/16/2023	7,413	(3)	$402,897
	6/3/2014	62,500	37,500	$32.52	6/3/2024	12,500	(3)	$679,375
	6/2/2015	37,500	62,500	$31.28	6/2/2025	18,750	(4)	$1,019,063
	3/24/2016	—	115,000	$39.53	3/24/2026	30,000	(4)	$1,630,500
Christine M. Gorjanc	2/3/2011	10,375	—	$35.32	2/3/2021	—		$—
	5/16/2013	2,500	3,125	$32.54	5/16/2023	2,500	(3)	$135,875
	6/3/2014	2,500	11,250	$32.52	6/3/2024	6,000	(3)	$326,100
	6/2/2015	2,500	18,750	$31.28	6/2/2025	9,000	(4)	$489,150
	3/24/2016	—	35,000	$39.53	3/24/2026	15,000	(4)	$815,250
Michael F. Falcon	5/16/2013	—	2,605	$32.54	5/16/2023	1,750	(3)	$95,113
	6/3/2014	—	9,375	$32.52	6/3/2024	3,500	(3)	$190,225
	6/2/2015	—	15,625	$31.28	6/2/2025	5,250	(4)	$285,338
	3/24/2016	—	25,000	$39.53	3/24/2026	10,000	(4)	$543,500
David J. Henry	4/19/2012	525	—	$33.83	4/19/2022	—		$—
	4/18/2013	613	175	$27.55	4/18/2023	175	(4)	$9,511
	4/22/2014	613	700	$33.65	4/22/2024	350	(4)	$19,023
	4/21/2015	—	—	—	—	8,550	(4)	$464,693
	1/29/2016	—	—	—	—	5,000	(4)	$271,750
	3/24/2016	—	25,000	$39.53	3/34/2026	10,000	(4)	$543,500
Andrew W. Kim	5/16/2013	—	2,605	$32.54	5/16/2023	1,750	(3)	$95,113
	6/3/2014	—	9,375	$32.52	6/3/2024	3,500	(3)	$190,225
	6/2/2015	—	15,625	$31.28	6/2/2025	5,250	(4)	$285,338
	3/24/2016	—	25,000	$39.53	3/24/2026	10,000	(4)	$543,500

(1)
25% of the shares subject to these options vested or will vest twelve months after the grant date, and 1/48 of the shares subject to these options vested or will vest each month thereafter, subject to the optionee continuing to be a service provider through such dates.

(2)
These amounts were calculated as the product of the closing price of our common stock on the NASDAQ Global Select Market on December 30, 2016 (the last market trading day in 2016), which was $54.35, and the number of shares pursuant to the applicable restricted stock units award.

(3)
These awards are restricted stock units. These awards will vest in four equal annual installments with the first installment vesting on the grant dates, subject to the individual continuing to be a service provider through such dates.

(4)
These awards are restricted stock units. These awards will vest in four equal annual installments with the first installment vesting on the last day of the grant months, subject to the individual continuing to be a service provider through such dates.

Option Exercises and Stock Vested in Fiscal Year 2016
The following table provides certain information relating to option exercises and stock vested by our Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Patrick C.S. Lo	158,700	$2,994,905	19,913	$899,358
Christine M. Gorjanc	113,000	$2,257,352	8,500	$386,325
Michael F. Falcon	76,222	$1,110,957	5,250	$237,860
David J. Henry	—	$—	3,399	$147,718
Andrew W. Kim	65,867	$1,054,417	5,250	$237,860

(1)
The value realized on exercise equals the difference between the sale price of our common stock on the NASDAQ Global Select Market at the time of exercise date and the exercise price of the applicable stock option award, multiplied by the number of shares for which the stock option award was exercised.

(2)	The value realized on vesting equals the closing price of our common stock on the NASDAQ Global Select Market on the vesting date, multiplied by the number of shares that vested on the vesting date.

Pension Benefits and other Nonqualified Deferred Compensation Plans
We do not offer any defined benefit retirement plan for Named Executive Officers. Effective May 1, 2013, we established a deferred compensation plan for a select group of management or highly compensated employees. Our deferred compensation plan is unfunded and unsecured and is designed to comply with Code Section 409A. The plan allows participants to defer a flat dollar amount or a whole percentage of up to a maximum of 80% of base salary and 100% of bonuses and allows participants to invest only in mutual funds. We have the discretion to make company contributions and company matching contributions up to a designated maximum of the participant's compensation. We have elected to informally fund the plan using taxable securities placed in a grantor trust. During the deferral period, the deferred amounts are hypothetically or “notionally” invested in one investment fund instructed by the grantor trust to mirror the participant's plan allocations. The participant’s account is adjusted for deemed gains or losses on each business day based on the rate of gain or loss on the assets in each notional investment fund as of the prior day. We do not guarantee any returns on participant contributions. If a participant’s employment terminates, distribution would be made in the form of a lump sum following termination. In 2016, Mr. Lo was the only Named Executive Officer who participated in this plan.
The following table provides information about contributions, earnings, withdrawals and balances under our non-qualified deferred compensation plan in fiscal year 2016.

Name	Executive Contributions in 2016 (1)	Registrant Contributions in 2016	Aggregate Earnings in 2016 (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2016
Patrick C.S. Lo	$399,808	$—	$(53,445)	$—	$1,528,058
Christine M. Gorjanc	$—	$—	$—	$—	$—
Michael F. Falcon	$—	$—	$—	$—	$—
David J. Henry	$—	$—	$—	$—	$—
Andrew W. Kim	$—	$—	$—	$—	$—

(1) The amounts reported here are reported as compensation to such Named Executive Officer in the Summary Compensation Table above.

(2) None of the earnings in this column are included in the 2016 Summary Compensation Table because they are not preferential or above market. The amount includes dividends, interest and change in market value.

Potential Payments Upon Termination or Change in Control
We have entered into employment agreements and/or change of control and severance agreements with each of our current Named Executive Officers. Each employment agreement may be terminated by either us or the executive officer at any time with or without cause. In addition, the employment agreements provide for annual salary and bonus amounts and severance benefits, as may be adjusted from time to time by our Board of Directors. In the event of a change of control, all equity awards issued under our 2006 Plan, including those issued to our executive officers, will become fully vested and exercisable. We have no tax gross-up agreements with any executive for change in control arrangements. In the event of a change of control, all equity awards issued under our 2016 Plan will be treated as determined by the administrator of the plan and will not automatically vest unless the successor corporation does not assume or substitute for the awards. As of December 31, 2016, our Named Executive Officers had not been granted any awards under the 2016 Plan.
We entered into an employment agreement dated December 3, 1999, as amended, with Patrick C.S. Lo, our Chairman and Chief Executive Officer. This agreement provides that if within one year following a change of control, Mr. Lo is terminated without cause or resigns for good reason, he is entitled to full acceleration of any unvested portion of his equity awards and severance payments at his final base salary rate for a period of one year after his termination or resignation. If Mr. Lo is terminated without cause other than as set forth above, he is entitled to receive severance payments at his final base salary rate for a period of one year and will continue to have his equity awards vest for one year after such termination.
We entered into an employment agreement dated November 16, 2005, as amended, with Christine M. Gorjanc, our Chief Financial Officer. This amended agreement provides that if within one year following a change of control, Ms. Gorjanc is terminated without cause or resigns for good reason, she is entitled to receive two years acceleration of any unvested portion of her equity awards, and for a termination without cause, severance payments at her final base salary rate for a period of 26 weeks after her termination. If Ms. Gorjanc is terminated without cause other than as set forth above, she is entitled to receive severance payments at her final base salary rate for a period of 26 weeks and will continue to have her equity awards vest for one year after such termination.
We entered into an employment agreement dated November 4, 2002, as amended, with Michael F. Falcon, our Senior Vice President of Worldwide Operations and Support. This amended agreement provides that if within one year following a change of control, Mr. Falcon is terminated without cause or resigns for good reason, he is entitled to receive two years acceleration of any unvested portion of his equity awards, and for a termination without cause, severance payments at his final base salary rate for a period of 39 weeks after his termination. If Mr. Falcon is terminated without cause other than as set forth above, he is entitled to receive severance payments at his final base salary rate for a period of 39 weeks and will continue to have his equity awards vest for one year after such termination.
We entered into an employment agreement dated January 1, 2016, with David J. Henry, our Senior Vice President of Home Networking. This agreement provides that if within one year following a change of control, Mr. Henry is terminated without cause or resigns for good reason, he is entitled to receive two years acceleration of any unvested portion of his equity awards, and for a termination without cause, severance payments at his final base salary rate for a period of 26 weeks after his termination. If Mr. Henry is terminated without cause other than as set forth above, he is entitled to receive severance payments at his final base salary rate for a period of 26 weeks and will continue to have his equity awards vest for one year after such termination.
We entered into an employment agreement dated October 5, 2009, with Andrew W. Kim, our Senior Vice President of Corporate Development, General Counsel and Corporate Secretary. This agreement provides that if within one year following a change of control, Mr. Kim is terminated without cause or resigns for good reason, he is entitled to receive two years acceleration of any unvested portion of his equity awards, and for a termination without cause, severance payments at his final base salary rate for a period of 26 weeks after his termination. If Mr. Kim is terminated without cause other than as set forth above, he is entitled to receive severance payments at his final base salary rate for a period of 26 weeks and will continue to have his equity awards vest for one year after such termination.
For purposes of these employment agreements, “good reason” means the occurrence of any of the following conditions, subject to certain notice provisions in the executive's respective employment agreement: (i) a material decrease in the executive's base compensation; or (ii) a material, adverse change in the executive's authority, responsibilities or duties, as measured against the executive's authority, responsibilities or duties immediately prior to such change. Notwithstanding the foregoing, in no event will the executive have good reason to resign due merely to a change in title or a change in the executive's reporting caused by a change of control or discontinuance of any duties and responsibilities solely related to the operation of a public company.
For purposes of the employment agreement for Mr. Lo, a termination “for cause” occurs if Mr. Lo is terminated for any of the following reasons: (i) theft, dishonesty, material misconduct, or any material violation of the Company's personnel policies and procedures, or falsification of any employment or Company records; (ii) disclosure of the Company's confidential or proprietary information in violation of the Company's form of invention and proprietary information agreement; (iii) any intentional action by Mr. Lo which has a material detrimental effect on the Company's reputation or business; (iv) Mr. Lo's failure or inability to perform any assigned duties after written notice from the Company to Mr. Lo of, and a reasonable opportunity to cure, such failure or inability, which is not less than 90 days; or (v) Mr. Lo's conviction (including any plea of guilty or no contest) for any criminal act that impairs Mr. Lo's ability to perform his duties under the employment agreement. For purposes of the employment agreements for Messrs. Falcon, Henry and Kim, and Ms. Gorjanc, “cause” is defined as (i) an act of dishonesty made by the executive in connection with executive's responsibilities as an employee, (ii) executive's conviction of, or plea of nolo contendere to, a felony, (iii) executive's gross misconduct, or (iv) executive's continued violation of his or her employment duties after executive has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that executive has not substantially performed his or her duties.
For purposes of these employment agreements, a “change of control” of the Company shall be deemed to have occurred if at any time after the effective date of the employment agreements, respectively: (i) any person, other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of directors; or (ii) (A) the Company is party to a merger, consolidation or exchange of securities which results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to hold at least 50% of the combined voting power of the voting securities of the Company, the surviving entity or a parent of the surviving entity outstanding immediately after such merger, consolidation or exchange, or (B) the Company sells or disposes of all or substantially all of the Company's assets (or any transaction having similar effect is consummated), or (C) the individuals constituting the Board immediately prior to such merger, consolidation, exchange, sale or disposition shall cease to constitute at least 50% of the Board, unless the election of each director who was not a director prior to such merger, consolidation, exchange, sale or disposition was approved by a vote of at least two-thirds of the directors then in office who were directors prior to such merger, consolidation, exchange, sale or disposition.
Payments Upon Termination Without Cause and Not As a Result of a Change in Control of the Company
The following table summarizes the amount that each of our Named Executive Officers would receive in the event his or her employment with the Company is terminated without cause and not as a result of a change in control of the Company, assuming the date of the triggering event was December 31, 2016:

Name	Cash Severance ($)	Value Realized from Equity Awards ($) (1)	Total ($)
Patrick C.S. Lo	$800,000	$23,342,703	$24,142,703
Christine M. Gorjanc	$265,000	$1,661,829	$1,926,829
Michael F. Falcon	$298,125	$920,739	$1,218,864
David J. Henry	$188,000	$595,267	$783,267
Andrew W. Kim	$193,500	$920,739	$1,114,239

(1)
The value realized equals the difference between the closing price of our common stock on the NASDAQ Global Select Market on December 30, 2016 (the last market trading day in 2016), which was $54.35, and the exercise price of the applicable award, multiplied by the number of shares that would vest under the terms of each employment agreement. The value realized includes the following amounts with respect to equity awards that were already vested and exercisable at December 31, 2016: Mr. Lo, $19,738,143; Ms. Gorjanc, $364,211; Mr. Falcon, $0; Mr. Henry, $39,891; and Mr. Kim, $0.

Payments Upon a Change in Control of the Company
Pursuant to the terms of our 2006 Plan, all outstanding equity awards under the 2006 Plan vest immediately upon a change in control. Our Named Executive Officers would realize the following additional value on equity options and awards granted under the 2006 Plan that would accelerate and become vested in the event of a change in control: Patrick C.S. Lo, $7,943,174; Christine M. Gorjanc, $3,031,381; Michael F. Falcon, $2,106,615; David J. Henry, $1,698,156; and Andrew W. Kim, $2,106,615. The value realized equals the difference between $54.35 (the closing price of our common stock on the NASDAQ Global Select Market on December 30, 2016, the last market trading day in 2016) and the option or award exercise price per share, multiplied by the number of shares that would immediately vest upon a change in control.

Payments Upon Termination Without Cause or Resignation for Good Reason within One Year after a Change in Control of the Company
The following table summarizes the amount that each of our Named Executive Officers would receive in the event his or her employment with the Company is terminated without cause, or he or she resigns for good reason, within one year after a change in control of the Company.

Name	Cash Severance ($)	Value Realized from Equity Awards ($) (1)	Total ($)
Patrick C.S. Lo	$800,000	$—	$800,000
Christine M. Gorjanc	$265,000	$—	$265,000
Michael F. Falcon	$298,125	$—	$298,125
David J. Henry	$188,000	$—	$188,000
Andrew W. Kim	$193,500	$—	$193,500

(1)
The value realized from equity options and awards is exclusive of any amounts already received by the Named Executive Officer as a result of the change in control itself, as disclosed in “Payments Upon a Change in Control of the Company.”

To protect the interests of NETGEAR, all of our employment agreements provide for covenants strictly limiting proprietary information disclosure, competitive activities and solicitation of our employees by a terminated executive officer for specified periods of time.
Equity Compensation Plan Information
The following table provides information as of December 31, 2016 about our common stock that may be issued upon the exercise of options and rights granted to employees or members of our Board of Directors under all existing equity compensation plans, including the 2003 Plan (which expired in April 2013), the 2006 Plan (which expired in April 2016), the 2016 Plan, and the 2003 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (a)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in (a))
Equity Compensation Plans approved by security holders	1,884,044	(1) (2)	$31.14	4,077,797	(3) (4)
Equity Compensation Plans not approved by security holders	—		$—	—
Total	1,884,044		$31.14	4,077,797

(1)
Includes 89,562 shares subject to options outstanding under the 2003 Plan, 1,794,482 shares subject to options outstanding under the 2006 Plan, and no outstanding shares under the 2003 Employee Stock Purchase Plan.

(2)
Excludes 884,506 shares subject to restricted stock units outstanding that were issued under the 2006 Plan and 111,466 shares subject to restricted stock units outstanding that were issued under the 2016 Plan.

(3)	Includes 3,100,866 shares available for future issuance under the 2016 Plan and 976,931 shares available for future issuance under the 2003 Employee Stock Purchase Plan.

(4)
Under the 2006 Plan, each restricted stock unit granted or forfeited on or after June 6, 2012 will be counted as 1.58 shares granted or forfeited, respectively. Forfeited restricted stock units will return to the 2006 Plan and will again become available for issuance. The 1.58 conversion rate has already been incorporated in the calculation.

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 3, 2017 by:

•	each stockholder who we know beneficially owns more than 5% of our common stock;

•	each of our directors and director nominees;

•	each of our Named Executive Officers set forth in the Summary Compensation Table; and

•	all of our current directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person, and the percentage ownership of that person, shares of common stock subject to stock options or other rights held by that person that are currently exercisable or that will become exercisable within 60 days of April 3, 2017, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated below, the address of each beneficial owner listed in the table is c/o NETGEAR, Inc., 350 East Plumeria Drive, San Jose, California 95134. The percentages in the table below are based on 32,898,681 shares of our common stock outstanding as of April 3, 2017. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. The information provided in this table is based on our records and information filed with the Securities and Exchange Commission, unless otherwise noted.

Name and Address	Number of Shares of Common Stock Beneficially Owned	Number of Shares Underlying Equity Awards Beneficially Owned (6)	Total Shares Beneficially Owned	Percentage of Total Shares Beneficially Owned
5% Stockholders:
BlackRock, Inc. (1)	3,954,050	—	3,954,050	12.0%
The Vanguard Group, Inc. (2)	3,081,270	—	3,081,270	9.4%
Dimensional Fund Advisors LP (3)	2,681,997	—	2,681,997	8.2%
FMR LLC (4)	2,279,321	—	2,279,321	6.9%
Named Executive Officers and Directors:
Patrick C.S. Lo (5)	353,902	1,025,494	1,379,396	4.1%
Christine M. Gorjanc	39,940	109,437	149,377	*
Michael F. Falcon	11,409	50,581	61,990	*
David J. Henry	5,517	13,247	18,764	*
Andrew W. Kim	1,560	51,229	52,789	*
Jocelyn E. Carter-Miller	5,332	4,394	9,726	*
Ralph E. Faison	24,543	4,394	28,937	*
Jef T. Graham	—	4,394	4,394	*
Gregory J. Rossmann	18,543	6,194	24,737	*
Barbara V. Scherer	10,142	4,394	14,536	*
Julie A. Shimer	24,543	4,394	28,937	*
Grady K. Summers	2,666	4,394	7,060	*
Thomas H. Waechter	5,026	4,394	9,420	*

All current directors and executive officers as a group (18 persons)	522,114	1,617,540	2,139,654	6.2%
* Less than one percent of our outstanding shares of common stock
(1)  Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on January 17, 2017, by BlackRock, Inc. (“BlackRock”). BlackRock has sole power to vote or direct the vote of 3,860,626 shares and sole power to dispose or to direct the disposition of 3,954,050 shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.
(2)  Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2017, by The Vanguard Group Inc. (“Vanguard Group”). Vanguard Group has sole power to vote or direct to vote of 55,625 shares, shared power to vote or direct to vote of 5,000 shares, sole power to dispose of or to direct the disposition of 3,022,145 shares and shared power to dispose or to direct the disposition of 59,125 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard Group, is the beneficial owner of 54,125 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard Group, is the beneficial owner of 6,500 shares as a result of its serving as investment manager of Australian investment offerings. The address of Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.
(3)  Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2017, by Dimensional Fund Advisors LP (“Dimensional Fund Advisors”). Dimensional Fund Advisors has sole power to vote or direct the vote of 2,607,232 shares and sole power to dispose or to direct the disposition of 2,681,997 shares. The address of Dimensional Fund Advisors is Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(4) Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2017, by FMR LLC (“FMR”). FMR has sole power to vote or direct the vote of 36,528 shares and sole power to dispose or to direct the disposition of 2,279,321 shares. The address of FMR is 245 Summer Street, Boston, Massachusetts 02210.
(5) Shares beneficially owned by Mr. Lo include (1) 123,365 shares held of record by The Patrick and Emily Lo Revocable Trust dated 4-7-99, (2) 147,668 shares held of record by the education trusts of Mr. Lo's children and Mr. Lo is a co-trustee of each such trust, and (3) 82,869 shares held of record by Mr. Lo.

(6) The Securities and Exchange Commission deems a person to have beneficial ownership of all shares that he or she has the right to acquire within 60 days. The shares indicated represent shares underlying stock options exercisable and restricted stock units vesting within 60 days of April 3, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the 1934 Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms that we have received, or written representations from reporting persons, we believe that during 2016, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were met, with the exception of a late Form 4 filed on April 29, 2016 on behalf of A. Timothy Godwin.

PROPOSAL FIVE
APPROVAL OF THE BOARD'S PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION AND BYLAWS TO ALLOW STOCKHOLDERS TO REQUEST SPECIAL STOCKHOLDER MEETINGS

Overview
Stockholders do not presently have the right to require the Company to call a special meeting of stockholders. The Board's special meeting proposal is a result of the Board's ongoing review of our corporate governance principles and its consideration of the stockholder special meeting proposal put forth by James McRitchie in Proposal Six (the “Stockholder Proposal”). After due consideration and a balancing of the competing interests discussed below, the Board has determined that stockholders should be provided the opportunity to consider this alternative and binding Board-recommended Proposal Five that would give stockholders the right to request a special meeting.
Specifically, the Board now asks that you vote to approve its proposal to allow stockholders who own at least 25% of the Company's outstanding shares of common stock, and satisfy certain other procedures and requirements, to require the Company to call a special meeting of stockholders. To implement this right, the Board is proposing amendments to our Amended and Restated Certificate of Incorporation (our “Existing Charter”) and to our Amended and Restated Bylaws (our “Existing Bylaws”), to take effect immediately upon stockholder approval. We refer to the Board’s proposal as the “Proposed Charter and Bylaws Amendments.”
Rationale for Our Proposed Charter and Bylaws Amendments
The Board believes special meetings should only be called to consider matters that a significant portion of stockholders believe warrant immediate attention and cannot be delayed for consideration until the next annual meeting. To this end, the Board believes that its proposal strikes the appropriate balance between enhancing the rights of all stockholders and preventing the disruption and waste of corporate assets that would arise if, as the Stockholder Proposal provides, the required ownership threshold were set so low that owners of a small minority of shares could call a special meeting to consider a matter of little or no interest to most stockholders.
To be clear, the Board believes stockholders should be permitted to call special meetings, but the Board must also consider the disruption that special meetings cause and the substantial costs they entail. Organizing and preparing for a special meeting involves substantial expense and requires significant attention from our management, diverting their focus from performing their primary functions of overseeing and operating our business in the best interests of all stockholders. For every special meeting called, we must provide each stockholder with a notice of meeting and proxy materials at significant legal, printing and mailing expenses, as well as incur the other costs normally associated with holding a stockholder meeting.
In addition, the Board has considered recent stockholder proposals and rights to call special meetings and believes that it must, in the best interests of all of our stockholders, limit the ability of a small minority of stockholders (such as the 15% proposed in the Stockholder Proposal) to utilize the mechanism of special meetings for their own interests, which may not be shared more broadly by stockholders of the Company. To the contrary, the Board believes that only stockholders with significant, full and continuing economic interests and voting rights in our common stock should be entitled to request that the Company call a special meeting.
In light of these considerations, the Board requests that stockholders approve the Proposed Charter and Bylaws Amendments described in more detail below.
The Proposed Charter and Bylaws Amendments
Subject to stockholder approval of this Proposal Five, we will amend our Existing Charter and Existing Bylaws to provide as follows:

•
a special stockholder meeting may be requested by one or more stockholders owning at least 25% in aggregate voting power of shares entitled to vote on the matters to be brought before the proposed special meeting;

•
any requesting stockholder(s) must continue to satisfy the 25% level of stock ownership for the holding period set forth in our Bylaws from time to time. This holding period will initially require that the requesting stockholder(s) satisfy the 25% requirement through date of the proposed special meeting; and

•
any requesting stockholder(s) must provide information in writing regarding such stockholder(s), their stock ownership and the matters that they request to bring before the proposed special meeting, and must satisfy other procedural requirements set forth in our Bylaws from time to time.

“Net Long” Definition
Our Proposed Charter and Bylaws Amendments use a “net long” definition of stock ownership for the purposes of determining whether requesting stockholders meet the 25% ownership threshold. Under the “net long” definition, we will deem a stockholder to only “own” those shares for which it possesses both (1) full voting and investment rights and (2) a full economic interest (i.e., shares for which the stockholder has not only the opportunity to profit, but is also exposed to the risk of loss). The proposed amendment to our Existing Charter would also permit us to further define “net long” stock ownership in our Bylaws from time to time, and the proposed amendment to our Existing Bylaws further provides that borrowed or hedged shares do not count as “owned” for these purposes.
Procedural Requirements
The proposed amendments to our Existing Charter would also let us prescribe in our Bylaws from time to time procedural requirements that a stockholder must satisfy to request a special stockholder meeting. The proposed amendment to our Existing Bylaws provides for the following procedural requirements:

•
Any special-meeting request must set forth the same information as is required for stockholders proposing business or director nominations at an annual stockholder meeting, including (1) the business proposed to be conducted at the meeting, (2) information about any director candidate nominated and (3) the amount of Company stock owned by the requesting stockholder(s).

•
Any stockholder(s) requesting a special meeting must hold the requisite number of shares through the date of the special meeting and provide updated stock ownership information at the record date for, and within 5 business days before the date of, the special meeting.

•	A special meeting request will not be valid if:

•
the proposed meeting relates to an item of business that is the same or substantially similar to any item of business that stockholders voted on at a stockholder meeting that occurred within 120 days preceding the date of such request; or

•	it is received within the period commencing 90 days prior to the anniversary of the date of the most recent annual stockholder meeting and ending on the date of the next annual stockholder meeting.
Our Board believes that these procedural time limits are important to avoid duplicative and unnecessary special meetings regarding matters recently considered by stockholders or that stockholders will imminently consider at an upcoming annual stockholder meeting.
The Related Stockholder Proposal
As described under Proposal Six below on page 43, a stockholder has notified us that he intends to submit a matter for stockholder consideration at our Annual Meeting. The Stockholder Proposal also relates to a stockholder’s ability to request a special meeting. Although our Proposed Charter and Bylaws Amendments and the Stockholder Proposal relate to the same subject matter, the two Proposals differ as follows:

•
This Proposal Five is binding on us, which means that if our stockholders approve our Proposed Charter and Bylaws Amendments, then we will amend our Existing Charter and Existing Bylaws as described above. In contrast, the Stockholder Proposal is not binding; it only asks (but does not require) that our Board establish a 15% stock-ownership threshold for stockholders to request a special meeting. Under our Existing Charter and Existing Bylaws, our Board does not have the authority to unilaterally adopt such amendments. Consequently, the Board would need to consider whether to submit detailed proposed amendments for stockholder consideration at a future meeting. Although the Stockholder Proposal is not binding, if our stockholders approve it, our Board would consider it and further engage with our stockholders on it as a matter of good corporate governance.

•
Our Proposed Charter and Bylaws Amendments provide for a stock-ownership threshold of 25% in aggregate voting power to request a special meeting. In contrast, the Stockholder Proposal provides for a 15% threshold. The stockholder proponent has not addressed why he believes that this low 15% threshold is appropriate. We believe that our higher threshold protects our broader stockholder base from small groups of stockholders that may abuse the special meeting process for their own self-interest by calling numerous expensive, time-consuming and distracting special meetings.

•
Our Proposed Charter and Bylaws Amendments require “net long” stock ownership for a stockholder to request a special meeting. As we explain above, our Board believes this “net long” requirement to be in our and our stockholders’ best interests because “net long” stockholders are most vested in our performance and the outcome of the likely extraordinary matters before a special meeting. The Stockholder Proposal does not contain such a requirement and would permit stockholders without full economic interests or voting rights in the Company to expend significant Company resources for special meetings and unduly influence important corporate actions.

•
Our Proposed Charter and Bylaws Amendments contain procedural requirements that our Board believes are in our and our stockholders’ best interests to avoid abuse of the special meeting process. The Stockholder Proposal does not specify any such procedural protections.

You should carefully read the Stockholder Proposal alongside this Proposal Five. You should also consider our “Board Statement in Opposition to the Stockholder Proposal” below on page 43, when considering how to vote on this Proposal Five and the Stockholder Proposal.
What If Our Stockholders Approve Both This Proposal Five and the Stockholder Proposal, or Approve Only One of Them?
Our Stockholders may vote on both this Proposal Five (our Proposed Charter and Bylaws Amendments) and Proposal Six (the Stockholder Proposal). However:

•
If our Proposed Charter and Bylaws Amendments receive a sufficient number of affirmative votes for approval as described below within this Proposal Five under “Vote Required and Board of Directors’ Recommendation,” then it will be binding on us. In that event, our Proposed Charter and Bylaws Amendments will become effective, regardless of the voting outcome on the Stockholder Proposal. Also in that event, we will not implement the Stockholder Proposal irrespective of its voting outcome (and even if the Stockholder Proposal also receives a majority affirmative vote as described in Proposal Six under “Vote Required and Board of Directors’ Recommendations”).

•
If the Stockholder Proposal receives a sufficient number of affirmative votes for approval and our Proposed Charter and Bylaws Amendments receive less than the number of affirmative votes necessary for approval, then our Board and our Nominating and Corporate Governance Committee will take the Stockholder Proposal under further advisement to determine appropriate next steps.

•
If neither our Proposed Charter and Bylaws Amendments nor the Stockholder Proposal receives a sufficient number of affirmative votes for approval, then we will not implement either proposal. This means that our Existing Charter and Existing Bylaws will remain in effect without amendment.

If we proceed to implement our Proposed Charter and Bylaws Amendments in the circumstances described above, then our immediate next steps are outlined under “Additional Information” immediately below.
Additional Information
We have only summarized the Proposed Charter and Bylaws Amendments above, and you should review the full text of the proposed amendments. We have attached copies of our Charter and Bylaws (as we propose to amend them) as Appendix A and Appendix B, respectively, to this Proxy Statement, with the proposed deletions stricken through and proposed additions underlined.
Note that although our Board has already approved our Proposed Charter and Bylaws Amendments, these amendments will only take effect if our stockholders also approve them both at the Annual Meeting. If so approved, then promptly after the Annual Meeting we intend to file our proposed Amended and Restated Certificate of Incorporation, as set forth in Appendix A, with the Secretary of State of the State of Delaware, at which time it will become effective. Our related Amended and Restated Bylaws, as set forth in Appendix B, also would only become effective at that time.
If our stockholders do not approve our Proposed Charter and Bylaws Amendments, then we will not file our Amended and Restated Certificate of Incorporation, and neither it-nor the related Amended and Restated Bylaws-will become effective. As noted above, this means that our Existing Charter and Existing Bylaws would remain in effect without amendment.

Vote Required and Board of Directors’ Recommendation
The affirmative vote by a majority of shares outstanding and entitled to vote is required to approve the Proposed Charter and Bylaws Amendments. Our Board of Directors has unanimously approved this proposal and recommends that stockholders vote “FOR” the approval of this proposal.

PROPOSAL SIX
STOCKHOLDER PROPOSAL REGARDING SPECIAL STOCKHOLDER MEETINGS

James McRitchie, residing at 9295 Yorkship Court, Elk Grove, California 95758, has notified us that he intends to present Proposal 6 (set forth below) for stockholder consideration at our Annual Meeting. His proposal concerns our stockholders’ ability to call special stockholder meetings. He has provided us with documentation indicating that he is the beneficial owner of at least 75 shares of our common stock. We refer to his proposal as the “Stockholder Proposal.” This Stockholder Proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of Mr. McRitchie. Mr. McRitchie has submitted the following resolution:
Special Shareholder Meetings
Resolved:
The shareholders of NETGEAR, Inc. (“Company”) hereby request that the Board of Directors take the steps necessary to amend our bylaws and each appropriate governing document to give holders in the aggregate of 15% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our Board’s current power to call a special meeting.
Supporting Statement:
Delaware law allows 10% of company shares to call a special meeting. A shareholder right to call a special meeting is a way to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. This is important because there could be 15-months between annual meetings.
A shareholder right to act by written consent and to call a special meeting are two complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. Both are associated with increased governance quality and shareholder value. Our Company offers no right of shareholders to act by written consent or to call a special meeting.
Currently, more than 60% of the companies in the S&P 500 have adopted company bylaws, articles of incorporation, or charter provisions to allow shareholders to call a special meeting.
This proposal topic won more than 87% support at Illinois Tool Works in 2015. It may be possible to adopt this proposal by simply incorporating something similar to the following text into our governing documents:
“Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or President or Secretary upon the order in writing of a majority of or by resolution of the Board of Directors, or at the request in writing of stockholders owning 15% of the entire capital stock of the Corporation issued and outstanding and entitled to vote.”
We urge the Board to join the mainstream of major U.S. companies and establish a right for shareholders owning 15% of our outstanding common stock to call a special meeting.
Please vote for: Special Shareowner Meetings - Proposal Six
Board Statement in Opposition to the Stockholder Proposal
Our Board recommends that stockholders vote “AGAINST” the Stockholder Proposal for the following reasons:
First, the Stockholder Proposal conflicts with our Proposed Charter and Bylaws Amendments in Proposal Five, which proposal the Board believes is more considered and more appropriately tailored to our stockholders’ needs and market standards.
Our Proposed Charter and Bylaws Amendments would amend our Existing Charter and Bylaws to allow one or more stockholders owning at least 25% in aggregate voting power of our shares to request a special stockholder meeting. In contrast, the Stockholder Proposal would permit owners of only 15% in aggregate voting power to call special meetings. As noted under Proposal Five above, our Board recognizes that providing stockholders with the right to ask the Company to call a special meeting can be an important corporate governance practice that enhances stockholder rights. Our Board also believes, however, that special meetings can be disruptive to our business operations, distracting to management and costly. Our Board considers special meetings to be extraordinary events that a significant number of stockholders should support, and that special meetings should not be a mechanism for a small group of stockholders to advance private agendas and interests that our broader stockholder base may not share.
Our Board weighed these competing considerations and determined that the proposed 25% ownership threshold in our Proposed Charter and Bylaws Amendments, combined with a “net long” stock ownership standard and other procedural requirements, strike the appropriate balance between enhancing stockholder rights and protecting stockholder interests.

Second, the Stockholder Proposal would permit stockholders without full economic interests or voting rights in the Company to expend significant Company resources for special meetings and unduly influence important corporate actions.
As we note in our Proposal Five, our Board believes that only stockholders with full voting, investment and economic interests in our stock should be entitled to request that we undertake the burden and cost of calling a special meeting. Those stockholders are likely to have the most vested interest in our performance and the outcome of the likely extraordinary matters before a special meeting. Consequently, our Board included a “net long” stock ownership requirement in our Proposed Charter and Bylaws Amendments. In contrast, the Stockholder Proposal includes no such “net long” requirement, which would permit stockholders with less than full economic interests and voting rights in the Company to influence important corporate actions. For example, the Stockholder Proposal would permit a 15% “nominal” stockholder (that has fully hedged its exposure to our stock performance through use of derivatives, such that it has no “net” economic exposure) to request a special meeting, even though other stockholders (with unhedged positions that are genuinely exposed to our stock performance) do not wish to incur that expense or divert those resources.
Third, the Stockholder Proposal would permit a small group of stockholders to repeatedly call special meetings to advance private agendas or interests that may differ from those of our broader stockholder base.
The Stockholder Proposal does not limit the subject matter of the special meeting even if stockholders have recently-or will imminently-consider it outside of the special meeting context. In contrast, our Proposed Charter and Bylaws Amendments would permit the Company to avoid such duplicative or unnecessary special stockholder meetings. The Stockholder Proposal includes no such procedural protections.
Fourth, you should consider in your vote our already strong corporate governance practices and stockholder engagement.
Our Board has an ongoing commitment to best corporate governance practices that operate for the benefit of all stockholders. These practices include, among other things, the following:

•	All of our directors stand for election annually.

•
We have adopted a majority (versus a plurality) voting policy in uncontested elections, requiring that any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election must submit his or her resignation for consideration by our Nominating and Corporate Governance Committee.

•	8 of our 9 director nominees are independent under NASDAQ standards, and our Audit, Compensation, and Nominating and Corporate Governance Committees consist of only independent directors.

•	Our Board has designated a Lead Independent Director.
In addition, we both solicit and value stockholder discussion and input on corporate governance matters and take steps to ensure that such input is received in the ordinary course. Our investor relations team and management maintain open and regular lines of communication with our stockholders, and we have been responsive to stockholder feedback in the past. Stockholders and other interested parties may communicate directly with our Board, as described under “General Information-Stockholder Communications to Directors.”
Important Note: In our Proposal Five on page 40, our Board recommends that our stockholders approve amendments to our Existing Charter and Bylaws to allow one or more stockholders owning at least 25% in aggregate voting power of our shares to request a special stockholder meeting. Although our Proposal Five and the Stockholder Proposal relate to the same subject matter (i.e., stockholder rights to call special meetings), the two Proposals differ. See “The Related Stockholder Proposal” under Proposal Five above, which also explains how we will proceed if our stockholders approve both Proposal Five and the Stockholder Proposal.

Vote Required and Board of Directors’ Recommendation
The affirmative vote by a majority of shares present in person or by proxy at the annual meeting and entitled to vote is required to approve this proposal. Our Board of Directors unanimously recommends that stockholders vote “AGAINST” this Stockholder Proposal.

OTHER MATTERS

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named on the proxy to vote the shares they represent as our Board of Directors may recommend.
It is important that your shares be represented at the annual meeting, regardless of the number of shares, which you hold. You are, therefore, urged to vote as promptly as possible.

THE BOARD OF DIRECTORS OF
NETGEAR, INC.:

PATRICK C.S. LO
JOCELYN E. CARTER-MILLER
RALPH E. FAISON
JEF T. GRAHAM
GREGORY J. ROSSMANN
BARBARA V. SCHERER
JULIE A. SHIMER
GRADY K. SUMMERS
THOMAS H. WAECHTER

Dated: April ●, 2017

APPENDIX A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NETGEAR, INC.
a Delaware corporation

NETGEAR, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”) hereby certifies as follows:
1. That the Corporation was originally incorporated on January 8, 1996 pursuant to the General Corporation Law.
2. Pursuant to Sections 141 and 242 ~~and 228~~ of the General Corporation Law, the amendments and restatement herein set forth have been duly approved by the Board of Directors and stockholders of NETGEAR, Inc.
3. Pursuant to Section 245 of the General Corporation Law, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of this Corporation.
4. The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:
“ARTICLE I
The name of this corporation is NETGEAR, Inc. (the “Corporation”).
ARTICLE II
The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.
ARTICLE III
The address of the Corporation’s registered office in the State of Delaware is 15 East North Street, in the City of Dover, County of Kent. The name of the registered agent at such address is Incorporating Services, Ltd.
ARTICLE IV
The Corporation is authorized to issue two classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation shall have authority to issue is two hundred and five million (205,000,000) shares, consisting of two hundred million (200,000,000) shares of Common Stock, par value $0.001 per share, and five million (5,000,000) shares of Preferred Stock, par value $0.001 per share.
The Board of Directors of the Corporation (the “Board”) is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.
Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (this “Certificate”) (including any certificate of designation of Preferred Stock relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate (including any certificate of designation of Preferred Stock relating to any series of Preferred Stock).
ARTICLE V
A.The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
C.Special meetings of stockholders of the Corporation shall ~~may~~ be called ~~only by the Chairman of the Board, the Chief Executive Officer, the President or~~ at any time for any purpose as is a proper matter for stockholder action under the General Corporation Law, by (1) the Board acting pursuant to a resolution duly adopted by a majority of the Board, ~~and~~ (2) the Chairman of the Board, (3) the Lead Independent Director, (4) the Chief Executive Officer or the President or (5) the Secretary of the Corporation upon the written request of stockholder(s) Owning (as defined below) at least 25% (in the aggregate) of the then voting power of all shares of the Corporation entitled to vote on the matters to be brought before the proposed special meeting. ~~any power of stockholders to call a special meeting is specifically denied.~~ Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting. In the case of a special meeting of stockholders called pursuant to the foregoing clause (5), the requesting holder(s) must (i) continue to Own (for the holding period set forth in the Bylaws of the Corporation from time to time) shares representing at least 25% (in the aggregate) of the then voting power of all shares of the Corporation entitled to vote on the matters to be brought before the proposed special meeting, (ii) provide information in writing regarding such stockholder(s), their stock ownership and the matters that they request to bring before the proposed special meeting and (iii) comply with procedures and other terms and conditions relating to special meetings as set forth in the Bylaws of the Corporation from time to time. For purposes of this Article V, a holder shall be deemed to “Own” only those shares for which it possesses both (x) full voting and investment rights and (y) a full economic interest (i.e., shares for which the holder has not only the opportunity to profit, but is also exposed to the risk of loss), which terms may be further defined in the Bylaws of the Corporation from time to time.
D.Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
E.No stockholder will be permitted to cumulate votes at any election of directors.
ARTICLE VI
To the fullest extent permitted by the General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. If the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.
The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, she, his or her testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.
Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of this Corporation’s Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE VII
The Corporation is to have perpetual existence.
ARTICLE VIII
Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
ARTICLE IX
A.The provisions of this paragraph shall be subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances. The number of directors which constitute the Board of Directors of the Corporation shall be as designated or provided for in the Bylaws of the Corporation. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director's successor is elected and qualified or until such director's earlier death, resignation or removal.

B.Subject to the rights of the holders of any series of Preferred Stock then outstanding and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board, be filled only by a majority vote of the directors then in office, whether or not less than a quorum, and directors so chosen shall hold office until such director's successor is elected and qualified. No reduction in the authorized number of directors shall have the effect of removing any director before such director’s term of office expires.
C.    Subject to the rights of the holders of any series of Preferred Stock then outstanding, unless otherwise restricted by statute, by this Certificate or the Bylaws of the Corporation, any director, or all of the directors, may be removed from the Board, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation then entitled to vote at the election of directors, voting together as a single class.
ARTICLE X
The Board is expressly empowered to adopt, amend or repeal any of the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval of a majority of the Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, except as otherwise required by law or by this Certificate with respect to any vote of the holders of any class or series of stock of the Corporation, the affirmative vote of the holders of at least a majority of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote at such meeting, voting together as a single class, shall be required to adopt, amend or repeal all or any portion of Article II, Section 3.2, Section 3.3, Section 3.4, Section 3.14, Article VI or Article IX of the Bylaws of the Corporation.
ARTICLE XI
Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
ARTICLE XII
The Corporation reserves the right to amend or repeal any provision contained in this Certificate in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate, or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate, the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of voting stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article XII, Article V, Article VI, Article VIII, Article IX or Article X.”

IN WITNESS WHEREOF, NETGEAR, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by its Chief Executive Officer this ____ day of _____, 2017.
NETGEAR, INC.

Patrick Lo
Chief Executive Officer

APPENDIX B

AMENDED AND RESTATED
BYLAWS
OF
NETGEAR, INC.
(as last amended ________, 2017)

AMENDED AND RESTATED
BYLAWS
OF
NETGEAR, INC.
ARTICLE I
CORPORATE OFFICES

1.1 REGISTERED OFFICE
The address of the Corporation’s registered office in the State of Delaware is 15 East North Street, in the City of Dover, County of Kent. The name of the registered agent at such address is Incorporating Services, Ltd.
1.2 OTHER OFFICES
The Board of Directors of the corporation (the “Board”) may at any time establish other offices at any place or places where the corporation is qualified to do business.
ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS
Meetings of stockholders shall be held at any place, within or outside the State of Delaware, as designated by the Board. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the corporation.
2.2 ANNUAL MEETING
The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board. At the annual meeting, directors shall be elected and any other proper business may be transacted.

2.3 SPECIAL MEETING

(a)Subject to the rights of the holders of any series of Preferred Stock then outstanding, special meetings of the stockholders shall~~may~~ be called at any time ~~only by~~for any purpose as is a proper matter for stockholder action under Delaware Law, by (i) the Board acting pursuant to a resolution duly adopted by a majority of the Board, (ii) the Chairman of the Board, (iii) the Lead Independent Director, (iv) the Chief Executive Officer or the President or (v) by the Secretary of the Corporation upon the written request of stockholder(s) Owning (as defined below) at least 25% (in the aggregate) of the then voting power of all shares of the Corporation entitled to vote on the matters to be brought before the proposed special meeting (the “Requisite Percent,” and such a special meeting, a “Stockholder Requested Special Meeting”); provided that a request pursuant to Section 2.3(a)(v) shall be invalid if (A) it relates to an item of business that is the same or substantially similar to any item of business that stockholders voted on at a meeting of stockholders that occurred within 120 days preceding the date of such request or (B) the special-meeting request is received within the period commencing 90 days prior to the anniversary of the date of the most recent annual meeting of stockholders and ending on the date of the next annual meeting of stockholders. Special meetings of the stockholders shall be held at such time and place within or without the State of Delaware as may be designated from time to time by the Board; provided that any Stockholder Requested Special Meeting shall be held within 120 days after the Secretary of the Corporation receives notice that such meeting has been called for. Only such business shall be ~~considered~~ conducted at a special meeting of stockholders as shall have been stated in the notice for such meeting.

For purposes of this Section 2.3, a holder shall be deemed to “Own” only those shares for which it possesses both (x) full voting and investment rights and (y) a full economic interest (i.e., shares for which the holder has not only the opportunity to profit, but is also exposed to the risk of loss); provided that the number of shares calculated in accordance with the foregoing clauses (x) and (y) shall not include any shares (A) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such holder or any of its affiliates for any purposes or purchased by such holder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of the Corporation entitled to vote at the Stockholder Requested Special Meeting, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such holder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree the gain or loss arising from the full economic ownership of such shares by such holder or affiliate. A holder shall “own” shares held in the name of a nominee or other intermediary so long as the holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A holder’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the holder. The determination of the extent to which a person “Owns” shares for these purposes shall be made in good faith by the Board, which determination shall be conclusive and binding on the Corporation and its stockholders.

(b)In order for the Secretary to call a Stockholder Requested Special Meeting, one or more written requests for a special stockholder meeting (individually or collectively, a “Special Meeting Request”) signed and dated by the stockholder(s) of record that Own the Requisite Percent, or by persons who are acting on behalf of those who Own the Requisite Percent, must be delivered by the requesting stockholder(s) to the Secretary at the principal executive offices of the Corporation, must set forth therein the purpose or purposes of the proposed Stockholder Requested Special Meeting and must be accompanied by:

(i)the relevant information required by Section 2.14 of these Bylaws, as applied to a special meeting rather than an annual meeting, and without regard to the timing of the stockholder notice described therein; and

(ii)as to each stockholder signing such request, or if such stockholder is a nominee or custodian, as to each beneficial owner on whose behalf such request is signed, (i) an affidavit signed by such person stating the number of shares of the Corporation that it Owns as of the date such request was signed and agreeing to continue to Own at least (A) such number of shares or (B) a number of shares equal to the Requisite Percent through the date of the Stockholder Requested Special Meeting and to update and supplement such affidavit, if necessary, so that the information provided in such affidavit regarding the number of shares that such person Owns shall be true and correct as of the record date for the Stockholder Requested Special Meeting and as of the date that is five business days prior to the meeting or any adjournment or postponement thereof, with such update and supplement to be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than three business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of five business days prior to the meeting or any adjournment or postponement thereof; provided that in the event of any decrease in the number of shares of the Corporation Owned by such person at any time before the Stockholder Requested Special Meeting, such person’s Special Meeting Request shall be deemed revoked with respect to the shares comprising such reduction and shall not be counted towards the calculation of the Requisite Percent.

One or more written requests for a special meeting delivered to the Secretary shall constitute a valid Special Meeting Request only if each such written request satisfies the requirements set forth above in this clause (b) and has been dated and delivered to the Secretary within 60 days of the earliest dated of such requests. If the record holder is not the signatory to the Special Meeting Request, such Special Meeting Request will not be valid unless documentary evidence from the record holder of such signatory’s authority to execute the Special Meeting Request on behalf of the record holder is supplied to the Secretary at the time of delivery of such Special Meeting Request (or within 10 business days thereafter). The determination of the validity of a Special Meeting Request shall be made in good faith by the Board of Directors, whose determination shall be conclusive and binding on the Corporation and the stockholders.

(c)If none of the stockholder(s) who submitted the Special Meeting Request(s) (or their qualified representatives) appears at the Stockholder Requested Special Meeting to present the matter or matters to be brought before the special meeting as specified in the Special Meeting Request(s), the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(d)The stockholder seeking to call the special meeting may revoke a Special Meeting Request by written revocation delivered to, or mailed and received by, the Secretary at any time prior to the special meeting, and any stockholder signing a Special Meeting Request may revoke such request as to the shares that such person Owns (or as to the shares that are

Owned by the person on whose behalf the stockholder is acting, as applicable), and their Special Meeting Request shall thereupon be deemed revoked; provided that if as a result of such revocation(s) there are no longer any valid unrevoked Special Meeting Request(s) from stockholders who Own at least a Requisite Percent with respect to the proposed special meeting, then there shall be no requirement for the Secretary to call, or for the Corporation to hold, a special meeting regardless of whether notice of such special meeting has been sent and/or proxies solicited for such special meeting. Further, in the event that the stockholder requesting the Stockholder Requested Special Meeting withdraws such Special Meeting Request, there shall be no requirement for the Secretary to call, or for the Corporation to hold, such special meeting.

2.4 NOTICE OF STOCKHOLDERS’ MEETINGS; EXCEPTION TO REQUIREMENTS OF NOTICE
All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting (as authorized by the Board in its sole discretion pursuant to Section 211(a)(2) of the General Corporation Law of Delaware), and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Subject to the requirements of Section 2.3 with respect to a Stockholder Requested Special Meeting, ~~A~~ any previously scheduled meeting of stockholders may be postponed, and, unless the Certificate of Incorporation of the corporation, as the same may be amended and/or restated from time to time (as so amended and restated, the “Certificate”) provides otherwise, any special meeting of the stockholders (other than a Stockholder Requested Special Meeting, subject to the requirements and limitations of Section 2.3) may be cancelled by resolution duly adopted by a majority of the Board members then in office upon public notice given prior to the date previously scheduled for such meeting of stockholders.
Whenever notice is required to be given, under the General Corporation Law of Delaware, the Certificate or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
Whenever notice is required to be given, under any provision of the General Corporation Law of Delaware, the Certificate or these Bylaws, to any stockholder, and such stockholder has received (a) notice of two (2) consecutive annual meetings, or (b) at least two (2) payments (if sent by first-class mail) of dividends or interest on securities during a twelve (12) month period, having been mailed such notice addressed to such person at such person’s address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any actions or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the General Corporation Law of Delaware.
The exception in subsection (a) of the above paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE
Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the corporation and otherwise is given when delivered. An affidavit of the Secretary or an Assistant Secretary, the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6 QUORUM
The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or the Certificate. If, however, such quorum is not present or represented at any meeting of the stockholders, then a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The stockholders present at a duly called meeting at which quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.7 ADJOURNED MEETING; NOTICE
When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting (as authorized by the Board in its sole discretion pursuant to Section 211(a)(2) of the General Corporation Law of Delaware), are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The Chairman of the meeting shall have the power to adjourn any meeting of stockholders for any reason and the stockholders shall have the power to adjourn any meeting of stockholders in accordance with Section 2.6 of these Bylaws.

2.8 VOTING
The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).
Except as otherwise provided in the provisions of Section 213 of the General Corporation Law of Delaware (relating to the fixing of a date for determination of stockholders of record), or as may be otherwise provided in the Certificate, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.
In all matters, other than the election of directors and except as otherwise required by law, the affirmative vote of the majority of shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

2.9 WAIVER OF NOTICE
Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, the Certificate or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver by electronic transmission, unless so required by the Certificate or these Bylaws.

2.10 NO STOCKHOLDER ACTION BY WRITTEN CONSENT
Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

2.11 RECORD DATE FOR STOCKHOLDER NOTICE
In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which such date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which such date shall not be more than sixty (60) nor less than ten (10) calendar days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the Board does not so fix a record date:

(a)The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.12 PROXIES
Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him, her or it by a written proxy, signed by the stockholder and filed with the Secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A stockholder may authorize another person or persons to act for him, her or it as proxy in the manner(s) provided under Section 212(c) of the General Corporate Law of Delaware or as otherwise provided under Delaware law. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE; STOCK LEDGER
The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) calendar days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) for a period of at least ten (10) calendar days prior to the meeting during ordinary business hours at the principal place of business of the corporation.
In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to the stockholders of the corporation. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.14 NOMINATIONS OUTSIDE OF PROXY ACCESS AND OTHER PROPOSALS BY STOCKHOLDERS AT ANNUAL MEETING

(a) Only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (B) otherwise properly brought before the meeting by or at the direction of the Board, or (C) otherwise properly brought before the meeting by a stockholder (i) who is a stockholder of record on the date of the giving of notice provided for in this Section 2.14(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.14(a). For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 120 calendar days in advance of the date that is the one year anniversary of the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended

(the “Exchange Act”), in such stockholder’s capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (a). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (a), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(b) Only persons who are nominated in accordance with the procedures set forth in this paragraph (b) or Section 2.15 shall be eligible for election as directors, except as otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the corporation. Nominations of persons for election to the Board of the corporation may be made at a meeting of stockholders by or at the direction of the Board or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (b) or Section 2.15. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (a) of this Section 2.14 or Section 2.15. Such stockholder’s notice, other than with respect to nominations by stockholders pursuant to Section 2.15, shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (a) of this Section 2.14. At the request of the Board, any person nominated by a stockholder for election as a director pursuant to this Section 2.14 shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder’s notice of nomination, which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (b) or Section 2.15. The chairman of the meeting shall, if the facts warrants, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

(c) Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.14. Nothing in this Section 2.14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.15 PROXY ACCESS FOR DIRECTOR NOMINATIONS

(a) Whenever the Board solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 2.15, the corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board by a stockholder or group of no more than 50 stockholders that satisfies the requirements of this Section 2.15 (the “Eligible Stockholder”) and that expressly elects at the time of providing the notice required by this Section 2.15 (the “Notice of Proxy Access Nomination”) to have such nominee included in the corporation’s proxy materials pursuant to this Section 2.15. For purposes of this Section 2.15, the “Required Information” that the corporation will include in its proxy statement is (i) the information provided to the Secretary of the corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined below).  The Required Information must be provided with the Notice of Proxy Access Nomination.

(b) The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.15 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20%.  In the event that one or more vacancies for any reason occurs on the Board after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the maximum number of Stockholder Nominees included in the corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced.  For purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 2.15 has been reached, each of the following persons shall be counted as one of the Stockholder Nominees:

(i)any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.15 whose nomination is subsequently withdrawn,

(ii)any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.15 whom the Board decides to nominate for election to the Board, and

(iii)any director in office as of the Final Proxy Access Nomination Date who was included in the corporation’s proxy materials as a Stockholder Nominee for either of the two preceding annual meetings of Stockholders (including any individual counted as a Stockholder Nominee pursuant to the immediately preceding clause (ii)) and whom the Board decides to nominate for re-election to the Board.

Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 2.15 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials.  In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.15 exceeds the maximum number of Stockholder Nominees provided for in this Section 2.15, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.15 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination.  If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.15 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 2.15 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(c) In order to make a nomination pursuant to this Section 2.15, an Eligible Stockholder must have owned (as defined below) at least 3% of the corporation’s outstanding common stock (the “Required Shares”) continuously for at least three years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered to the Secretary of the corporation in accordance with this Section 2.15 and the record date for determining the stockholders entitled to receive notice of the annual meeting, and must continue to own the Required Shares through the date of the annual meeting.  For purposes of this Section 2.15, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both:

(i)the full voting and investment rights pertaining to the shares, and

(ii)the full economic interest in (including the opportunity for profit from and risk of loss on) such shares, provided that the number of shares calculated in accordance with the immediately preceding clauses (i) and (ii) shall not include any shares:

(1)sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed,
(2)borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or

(3)subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of:

a)reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or

b)hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate.

A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  A person’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the person has the power to recall such loaned shared on 5 business days’ notice or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder.  The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.  Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the Board or any committee thereof.  For purposes of this Section 2.15, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations under the Exchange Act.

(d) The following requirements apply to a group of stockholders acting pursuant to this Section 2.15:

(i)Whenever the Eligible Stockholder consists of a group of stockholders:

(1)a group of funds under common management and control shall be treated as one stockholder,

(2)each provision in this Section 2.15 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the 3% ownership requirement of the “Required Shares” definition),

(3)a breach of any obligation, agreement or representation under this Section 2.15 by any member of such group shall be deemed a breach by the Eligible Stockholder, and

(4)the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the corporation and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.15 (including withdrawal of the nomination).

(ii)Whenever the Eligible Stockholder consists of a group of stockholders aggregating their shareholdings in order to meet the 3% ownership requirement of the “Required Shares” definition in Section 2.15(c) hereof:

(1)such ownership shall be determined by aggregating the lowest number of shares continuously owned by each such stockholder during the Minimum Holding Period, and

(2)the Notice of Proxy Access Nomination must indicate, for each such stockholder, such lowest number of shares continuously owned by such stockholder during the Minimum Holding Period.

(iii)Any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder must, within 5 business days after the date of the Notice of Proxy Access Nomination, provide documentation reasonably satisfactory to the corporation that demonstrates that the funds are under common management and investment control. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.  For the avoidance of doubt, a stockholder may withdraw from a group of stockholders constituting an Eligible Stockholder at any time prior to the annual meeting and if, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, the nomination shall be disregarded as provided in Section 2.15(j)(ix).

(e) Nominations by stockholders pursuant to this Section 2.15, must be made pursuant to timely notice to the Secretary of the corporation in accordance with this Section 2.15.  To be timely, a Notice of Proxy Access Nomination must be received by the Secretary not less than 120 days and not more than 150 days prior to the first anniversary of the date that the corporation files its definitive proxy statement to stockholders for the preceding year’s annual meeting with the Securities and Exchange Commission.  If, however, the date of the annual meeting is more than 30 days before or 60 days after the first anniversary date of the preceding year’s annual meeting, the Notice of Proxy Access Nomination shall be timely only if received not less than 90 days and not more than 120 days prior to the annual meeting, or if later, within 10 days after the first public announcement of the date of the annual meeting.  In no event shall the adjournment of an annual meeting, or the public announcement of such an adjournment, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 2.15.

(f) To be in proper form for purposes of this Section 2.15, the Notice of Proxy Access Nomination must include or be accompanied by the following:

(i)the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 2.14 (including the written consent of each Stockholder Nominee to be named in the proxy statement as a nominee and to serve as a director if elected),

(ii)one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date for determining the stockholders entitled to receive notice of the annual meeting, which statements must be provided within five business days after the record date,

(iii)a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act,

(iv)a representation that the Eligible Stockholder:

(1)will continue to hold the Required Shares through the date of the annual meeting,

(2)acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent,

(3)has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 2.15,

(4)has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board,

(5)has not distributed and will not distribute to any stockholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation,

(6)has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting,

(7)will file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act, and

(8)has provided and will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading,

(v)an undertaking that the Eligible Stockholder agrees to:

(1)assume all liability stemming from any legal or regulatory violation arising out of communications with the stockholders of the corporation by the Eligible Stockholder, its affiliates and associates or their respective agents and representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 2.15, or out of the facts, statements or other information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the corporation in connection with the inclusion of such Stockholder Nominee(s) in the corporation’s proxy materials, and

(2)indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.15, and

(vi)a written representation and agreement from each Stockholder Nominee that such Stockholder Nominee:

(1)is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation,

(2)is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Stockholder Nominee that has not been disclosed to the corporation,

(3)has read and will comply with the corporation’s code of ethics, corporate governance guidelines, stock ownership guidelines, securities trading policy, information security policy and any other policies or guidelines of the corporation applicable to directors, and

(4)will make such other acknowledgments, enter into such agreements and provide such information as the Board requires of all directors, including promptly submitting all completed and signed questionnaires required of the corporation’s directors.

(g) In addition to the information required pursuant to Section 2.15(f) or any other provision of these Bylaws, the corporation also may require each Stockholder Nominee to furnish any other information:

(i)that may reasonably be requested by the corporation to determine whether the Stockholder Nominee would be independent under the rules and listing standards of the principal United States securities exchanges upon which the common stock of the corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board in determining and disclosing the independence of the corporation’s directors (collectively, the “Independence Standards”),

(ii)that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee, or

(iii)that may reasonably be required to determine the eligibility of such Stockholder Nominee to serve as a director of the corporation.

(h) The Eligible Stockholder may, at its option, provide to the Secretary of the corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”).  Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s).  Notwithstanding anything to the contrary contained in this Section 2.15, the corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it believes would violate any applicable law or regulation.

(i) In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect.  In addition, any person providing any information pursuant to this Section 2.15 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and as of the date that is 10 business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of such annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days prior to the date of the annual meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting).

(j) Notwithstanding anything to the contrary contained in this Section 2.15, the corporation shall not be required to include, pursuant to this Section 2.15, a Stockholder Nominee in its proxy materials:

(i)for any meeting of stockholders for which the Secretary of the corporation receives notice that the Eligible Stockholder or any other stockholder intends to nominate one or more persons for election to the Board pursuant to the advance notice requirements for stockholder nominees set forth Section 2.14,

(ii)if such Stockholder Nominee would not be an independent director under the Independence Standards, as determined by the Board or any committee thereof,

(iii)if such Stockholder Nominee’s election as a member of the Board would cause the corporation to be in violation of these Bylaws, the Articles of Incorporation, the rules and listing standards of the principal United States securities exchanges upon which the common stock of the corporation is listed or traded, or any applicable state or federal law, rule or regulation,

(iv)if such Stockholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914,

(v)who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years,

(vi)if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended,

(vii)if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee provides any facts, statements or other information to the corporation or its stockholders required or requested pursuant to this Section 2.15 that is not true and correct in all material respects or that omits a material fact necessary to make such information, in light of the circumstances in which it is made or provided, not misleading,

(viii)if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 2.15, or

(ix)If either:

(1)a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its or their obligations, agreements or representations under this Section 2.15, or

(2)the Stockholder Nominee otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 2.15 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the corporation, in each case under this Section 2.15(j)(ix) as determined by the Board, any committee thereof or the chairman of the annual meeting, then:

a)the corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting,

b)the corporation shall not be required to include in its proxy materials for that annual meeting any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder, and the Board or the chairman of the annual meeting shall declare such nomination to be invalid, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation and the named proxies will not vote any proxies received from stockholders with respect to such Stockholder Nominee.

In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 2.15, such nomination shall be disregarded as provided in the immediately preceding clause (3).

(k) Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.15 for the next two annual meetings of stockholders.

(l) This Section 2.15 provides the exclusive method for a stockholder to include nominees for election to the Board in the corporation’s proxy materials.

2.16 ORGANIZATION
Meetings of stockholders shall be presided over by (a) the Chairman of the Board or, in the absence thereof, (b) such person as the Chairman of the Board shall appoint or, in the absence thereof or in the event that the Chairman of the Board shall fail to make such appointment, (c) such person as the Chairman of the executive committee of the corporation shall appoint or, in the absence thereof or in the event that the Chairman of the executive committee of the corporation shall fail to make such appointment, any officer of the corporation elected by the Board. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the Chairman of the meeting appoints.
The Board shall, in advance of any meeting of stockholders, appoint one (1) or more inspector(s), who may include individual(s) who serve the corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of stockholders and make a written report thereof. The Board may designate one (1) or more persons as alternate inspector(s) to replace any inspector, who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one (1) or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the General Corporate Laws of Delaware or other applicable law.
The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting).

2.17 NOTICE BY ELECTRONIC TRANSMISSION
Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the General Corporation Law of Delaware, the Certificate or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (a) the corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the corporation in accordance with such consent, and (b) such inability becomes known to the Secretary or an Assistant Secretary of the corporation, the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
Notice given pursuant to the above paragraph shall be deemed given (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (c) if by a posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later of (i) such posting, and (ii) the giving of such separate notice, and (d) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or Assistant Secretary, the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall in the absence of fraud, be prima facie evidence of the facts stated therein.
For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. This Section 2.17 shall not apply to Section 164 (failure to pay for stock; remedies), Section 296 (adjudication of claims; appeal), Section 311 (revocation of voluntary dissolution), Section 312 (renewal, revival, extension and restoration of certificate of incorporation) or Section 324 (attachment of shares of stock) of the General Corporation Law of Delaware.

ARTICLE III
DIRECTORS

3.1 POWERS
The business and affairs of the corporation shall be managed by or under the direction of the Board. In addition to the power and authorities these Bylaws expressly confer upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not required by statute, the Certificate or these Bylaws to be exercised or done by the stockholders.

3.2 NUMBER OF DIRECTORS
Subject to the rights of the holders of any Preferred Stock of the corporation to elect additional directors under specified circumstances, the authorized number of directors of the corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution duly adopted by a majority of the Board members then in office.
No reduction of the authorized number of directors shall have the effect of removing any director before such director’s term of office expires.

3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS
Except as provided in the Certificate or Section 3.4 of these Bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Directors need not be stockholders unless so required by the Certificate or these Bylaws, wherein other qualifications for directors may be prescribed.
Elections of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot and, subject to the rights of the holders of any Preferred Stock of the corporation to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. The ballot shall state the name of the stockholder or proxy voting or such other information as may be required under the procedure established by the Chairman of the meeting. If authorized by the Board, such requirement of a ballot shall be satisfied by a ballot submitted by electronic transmission provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic submission was authorized.

3.4 RESIGNATION AND VACANCIES
Any director may resign at any time upon written notice or by electronic transmission to the corporation.
Subject to the rights of the holders of any series of Preferred Stock of the corporation then outstanding and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or resolution of the Board, be filled only by a majority vote of the directors then in office, whether or not less than a quorum, and directors so chosen shall hold office until such director’s successor is elected and qualified.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE
The Board may hold meetings, both regular and special, either within or outside the State of Delaware.
Unless otherwise restricted by the Certificate or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6 FIRST MEETINGS
The first meeting of each newly elected Board shall be held immediately after, and at the same location as, the annual meeting of stockholders, unless the Board shall fix another time and place and give notice thereof (or obtain waivers of notice thereof) in the manner required herein for special meetings of directors, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, except as provided in this Section 3.6 and provided that a quorum shall be present.

3.7 REGULAR MEETINGS
Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.8 SPECIAL MEETINGS; NOTICE
Special meetings of the Board for any purpose(s) may be called at any time by the Chairman of the Board, the Lead Independent Director, the Chief Executive Officer, the President or a majority of the members of the Board then in office. The person(s) authorized to call special meetings of the Board may fix the place and time of the meetings.
The Secretary shall give notice of any special meeting to each director personally or by telephone, or sent by facsimile or other electronic transmission, first-class mail, overnight mail, courier service or telegram, postage or charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) calendar days before the time of the holding of the meeting. If the notice is delivered by telegram, overnight mail or courier, it shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least forty-eight (48) hours before such meeting. If by facsimile or other electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting (subject to the final sentence of this paragraph). If by telephone or hand delivery the notice shall be given at least twelve (12) hours prior to the time set for the meeting (subject to the final sentence of this paragraph). Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation. Notwithstanding any provision of these Bylaws to the contrary, for any meeting of the Board relating in whole or part to a Succession Event (as such term is defined in the corporation’s then-current Plan for Emergency CEO Succession, a “Succession Event”) or a potential Succession Event, notice of such meeting shall be deemed adequately delivered when transmitted by facsimile or other electronic transmission, or given by telephone or hand delivery, in each case, at least one (1) hour before such meeting.
3.9 QUORUM
At all meetings of the Board, a majority of the Whole Board (as defined below) shall constitute a quorum for all purposes and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided for under this Section 3.9 or by statute or by the Certificate. The directors present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than quorum. Notwithstanding any provision of these Bylaws to the contrary, for any meeting of the Board relating in whole or part to a Succession Event or a potential Succession Event, a number of directors equal to the Reduced Quorum (as defined below) shall constitute a quorum for all purposes at such meeting and the act of a majority of the directors present at such meeting at which there is a quorum shall be the act of the Board. The term “Whole Board” shall mean the total number of authorized directors of the corporation whether or not there exist any vacancies in previously authorized directorships. The term “Reduced Quorum” shall mean the greater of (a) three directors, or (b) the fewest number of directors that comprises at least one-third (1/3rd) of the Whole Board; provided, however, that, in no event shall the Reduced Quorum be greater than a majority of the Whole Board.

3.10 WAIVER OF NOTICE
Whenever notice is required to be given under any provisions of the General Corporation Law of Delaware of the Certificate or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these Bylaws.

3.11 ADJOURNED MEETING; NOTICE
If a quorum is not present at any meeting of the Board, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Unless otherwise restricted by the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.13 FEES AND COMPENSATION OF DIRECTORS
Unless otherwise restricted by the Certificate or these Bylaws, the Board shall have the authority to fix the compensation of directors.

3.14 REMOVAL OF DIRECTORS
Subject to the rights of the holders of any series of Preferred Stock of the corporation then outstanding, unless otherwise restricted by statute, the Certificate or these Bylaws, any director, or all of the directors, may be removed from the Board, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of capital stock of the corporation then entitled to vote at the election of directors, voting together as a single class.
For purposes of the foregoing paragraph, "cause" shall mean (i) continued willful failure to perform the obligations of a director, (ii) gross negligence by the director, (iii) engaging in transactions that defraud the corporation, (iv) fraud or intentional misrepresentation, including falsifying use of funds and intentional misstatements made in financial statements, books, records or reports to stockholders or governmental agencies, (v) material violation of any agreement between the director and the corporation, (vi) knowingly causing the corporation to commit violations of applicable law (including by failure to act), (vii) acts of moral turpitude or (viii) conviction of a felony.
No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.
ARTICLE IV
COMMITTEES

4.1 COMMITTEES OF DIRECTORS
The Board may from time to time, by resolution passed by a majority of the Whole Board, designate one (1) or more committees of the Board, with such lawfully delegable powers and duties as it thereby confers, with each committee to consist of one (1) or more of the directors of the corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member(s) thereof present at any meeting and not disqualified from voting, whether or not such member(s) constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

4.2 COMMITTEE MINUTES
Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3 MEETINGS AND ACTION OF COMMITTEES
Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment and notice of adjournment), and Section 3.12 (action without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular and special meetings of committees may also be called by resolution of the Board. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.
ARTICLE V
OFFICERS

5.1 OFFICERS
The officers of the corporation shall be a President and a Secretary. The corporation may also have, at the discretion of the Board, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

5.2 ELECTION OF OFFICERS
The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws, shall be chosen by the Board, which shall consider such subject at its first meeting after every annual meeting of stockholders, subject to the rights, if any, of an officer under any contract of employment. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the corporation.

5.3 SUBORDINATE OFFICERS
The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4 REMOVAL AND RESIGNATION OF OFFICERS
Subject to the rights, if any, of an officer under contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board.
Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5 VACANCIES IN OFFICES
Any vacancy occurring in any office of the corporation shall be filled by the Board.

5.6 CHAIRMAN OF THE BOARD
The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by these Bylaws. If there is no Chief Executive Officer or President, then the Chairman of the Board shall also be the Chief Executive Officer of the corporation and as such shall also have the powers and duties prescribed in Section 5.7 of these Bylaws.

5.7 CHIEF EXECUTIVE OFFICER
Subject to such supervisory powers, if any, as the Board may give to the Chairman of the Board, the Chief Executive Officer, if any, shall, subject to the control of the Board, have general supervision, direction, and control of the business and affairs of the corporation and shall report directly to the Board. All other officers, officials, employees and agents shall report directly or indirectly to the Chief Executive Officer. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall serve as chairperson of and preside at all meetings of the stockholders. In the absence of a Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board.

5.8 PRESIDENT
In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer. When acting as the Chief Executive Officer, the President shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, these Bylaws, the Chief Executive Officer or the Chairman of the Board.

5.9 VICE PRESIDENT
In the absence or disability of the President, the Vice President(s), if any, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President(s) shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these Bylaws, the Chairman of the Board, the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President.

5.10 SECRETARY
The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.
The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation. Such share register shall be the “stock ledger” for purposes of Section 2.13 of these Bylaws.
The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board, or committee of the Board, required to be given by law or by these Bylaws. He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

5.11 CHIEF FINANCIAL OFFICER
The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings.
The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board or Chief Executive Officer. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Board and Chief Executive Officer, or in the absence of a Chief Executive Officer the President, whenever they request, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws. In lieu of any contrary resolution duly adopted by the Board, the Chief Financial Officer shall be the Treasurer of the corporation.

5.12 ASSISTANT SECRETARY
The Assistant Secretary(ies), if any, in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

5.13 ASSISTANT TREASURER
The Assistant Treasurer(s), if any, in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

5.14 AUTHORITY AND DUTIES OF OFFICERS
In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board.
ARTICLE VI
INDEMNITY

6.1 RIGHT TO INDEMNIFICATION IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHTS OF THE CORPORATION
Subject to Section 6.3 of this Article VI, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

6.2 RIGHT TO INDEMNIFICATION IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION
Subject to Section 6.3 of this Article VI, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

6.3 AUTHORIZATION OF INDEMNIFICATION
Any indemnification under this Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.1 or Section 6.2 of this Article VI, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders (but only if a majority of the directors who are not parties to such action, suit or proceeding, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination). Any person or persons having the authority to act on the matter on behalf of the corporation shall make such determination, with respect to former directors and officers. To the extent, however, that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

6.4 GOOD FAITH DEFINED
For purposes of any determination under Section 6.3 of this Article VI, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the corporation or another enterprise, or on information supplied to such person by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term “another enterprise” as used in this Section 6.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. The provisions of this Section 6.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 6.1 or 6.2 of this Article VI, as the case may be.

6.5 INDEMNIFICATION BY A COURT
Notwithstanding any contrary determination in the specific case under Section 6.3 of this Article VI, and not withstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware (but in no event later than forty-five (45) days after written receipt of the written request by said director or officer) for indemnification to the extent otherwise permissible under Sections 6.1 and 6.2 of this Article VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 6.1 or 6.2 of this Article VI, as the case may be. Neither a contrary determination in the specific case under Section 6.3 of this Article VI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6.5 shall be given to the corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

6.6 EXPENSES PAYABLE IN ADVANCE
Expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article VI.

6.7 NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Sections 6.1 and 6.2 of this Article VI shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 6.1 or 6.2 of this Article VI but whom the corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

6.8 INSURANCE
The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.

6.9 CERTAIN DEFINITIONS
For purposes of this Article VI, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VI, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VI.

6.10 SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.11 LIMITATION ON INDEMNIFICATION
Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 6.5 hereof), the corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the corporation.

6.12 INDEMNIFICATION OF EMPLOYEES AND AGENTS
The corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article VI to directors and officers of the corporation.
ARTICLE VII
RECORDS AND REPORTS

7.1 MAINTENANCE AND INSPECTION OF RECORDS
The corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws, as may be amended to date, minute books, accounting books and other records.

Any such records maintained by the corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the General Corporation Law of Delaware. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.
Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

7.2 INSPECTION BY DIRECTORS
Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3 REPRESENTATION OF SHARES OF OTHER CORPORATIONS
Unless otherwise directed by the Board, the Chief Executive Officer, the President, or any other person authorized by the President, is authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation(s) standing in the name of the corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
ARTICLE VIII
GENERAL MATTERS

8.1 CHECKS
From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS
The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3 STOCK CERTIFICATES; PARTLY PAID SHARES
The shares of a corporation shall be represented by certificates, provided that the Board may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman of the Board or Chief Executive Officer, or the President or Vice-President, and by the Chief Financial Officer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4 SPECIAL DESIGNATION ON CERTIFICATES
If the corporation is authorized to issue more than one (1) class of stock or more than one (1) series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5 LOST CERTIFICATES
Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require, or may require any transfer agent, if any, for the shares to require, the owner of the lost, stolen or destroyed certificate, or his, her or its legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6 CONSTRUCTION; DEFINITIONS
Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.7 DIVIDENDS
The directors of the corporation, subject to any restrictions contained in the Certificate, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property or in shares of the corporation’s capital stock.
The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.8 FISCAL YEAR
The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by resolution of the Board.

8.9 SEAL
This corporation may have a corporate seal, which may be adopted or altered at the pleasure of the Board, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.10 TRANSFER OF STOCK
Upon surrender to the corporation or the transfer agent of the corporation, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer (as determined by legal counsel to the corporation), it shall be the duty of the corporation, as the corporation may so instruct its transfer agent, if any, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11 REGISTERED STOCKHOLDERS
The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE IX
AMENDMENTS

The Bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its Certificate, confer the power to adopt, amend or repeal bylaws upon the Board. The fact that such power has been so conferred upon the Board shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws. Notwithstanding the foregoing, except as otherwise required by law or by the Certificate with respect to any vote of the holders of any class or series of stock of the corporation, the amendment or repeal of all or any portion of Article II, Section 3.2 (number of directors), Section 3.3 (election, qualification and term of office of directors), Section 3.4 (resignation and vacancies), Section 3.14 (removal of directors), Article VI or this Article IX by the stockholders of the corporation shall require the affirmative vote of the holders of at least a majority of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote at such meeting, voting together as a single class.